Product supplement no. 133-I To prospectus dated December 1, 2005 and prospectus supplement dated October 12, 2006	Registration Statement No. 333-130051 Dated April 25, 2008 Rule 424(b)(2)

JPMorgan Chase & Co.
Return Enhanced Notes Linked to a Basket of Common Stocks

General

  JPMorgan Chase & Co. may offer and sell return enhanced notes linked to a basket of common stocks, which we refer to as the Basket, from time to time. We refer to each of the common stocks included in the Basket as a Basket Stock and collectively as the Basket Stocks. As used in this product supplement, the term “common stock” includes non-U.S. equity securities issued through depositary arrangements such as American depositary shares (“ADSs”). If a Basket Stock is an ADS, the term “issuer” refers to the issuer of the shares underlying the ADS. This product supplement no. 133-I describes terms that will apply generally to the return enhanced notes, and supplements the terms described in the accompanying prospectus supplement and prospectus. A separate term sheet or pricing supplement, as the case may be, will describe terms that apply specifically to the notes, including any changes to the terms specified below. We refer to such term sheets and pricing supplements generally as terms supplements. If the terms described in the relevant terms supplement are inconsistent with those described herein or in the accompanying prospectus supplement or prospectus, the terms described in the relevant terms supplement will control.
  The notes are the senior unsecured obligations of JPMorgan Chase & Co.
  Payment is based on the performance of the Basket as described below.
  For important information about tax consequences, see “Certain U.S. Federal Income Tax Consequences” beginning on page PS-30.
  Minimum denominations of $1,000 and integral multiples thereof, unless otherwise specified in the relevant terms supplement.
  The issuers of the Basket Stocks are not affiliates of ours and are not receiving any of the proceeds of any note offering. The obligations under the notes are our obligations only and the issuers of the Basket Stocks will have no obligations of any kind under the notes. Investing in the notes is not equivalent to investing in the Basket Stocks.
  The notes will not be listed on any securities exchange unless otherwise specified in the relevant terms supplement.

Key Terms

Basket:	A basket consisting of two or more Basket Stocks.
Basket Stocks:	As specified in the relevant terms supplement
Payment at Maturity (Notes with a Buffer):	Unless otherwise specified in the relevant terms supplement, for notes with a buffer, the amount you will receive at maturity is based on the Ending Basket Level relative to the Starting Basket Level (or the Strike Level, if applicable) and the buffer amount as described below.
If the Ending Basket Level is greater than the Starting Basket Level (or the Strike Level, if applicable), you will receive a cash payment per $1,000 principal amount note that provides you with a return on your investment equal to the Basket Return multiplied by the upside leverage factor, subject, if applicable, to the Maximum Total Return on the note. If applicable, the “Maximum Total Return” on the note is a percentage that we will determine on the pricing date and that will be set forth in the relevant terms supplement. Accordingly, if the relevant terms supplement specifies a Maximum Total Return for the notes, the appreciation potential of the notes will be limited to the Maximum Total Return even if the Basket Return multiplied by the upside leverage factor is greater than the Maximum Total Return. Subject to any applicable Maximum Total Return on the note, your payment at maturity per $1,000 principal note will be calculated as follows:
$1,000 + ($1,000 x Basket Return x upside leverage factor)
Your principal is protected against a decline in the Basket up to the buffer amount. If the Ending Basket Level is equal to or declines from the Starting Basket Level (or the Strike Level, if applicable) and such decline is equal to or less than the buffer amount, you will receive the principal amount of your notes at maturity.
Your investment will be fully exposed to any decline in the Basket beyond the buffer amount. If the Ending Basket Level declines from the Starting Basket Level (or the Strike Level, if applicable) by more than the buffer amount, for every 1% decline of the Basket beyond the buffer amount, you will lose an amount equal to 1% of the principal amount of your notes multiplied by the downside leverage factor, and your payment at maturity per $1,000 principal amount note will be calculated as follows:
$1,000 + [$1,000 x (Basket Return + buffer amount %) x downside leverage factor]

For notes with a buffer, you will lose some or all of your investment at maturity if the Ending Basket Level declines from the Starting Basket Level (or the Strike Level, if applicable) by more than the buffer amount.

Payment at Maturity (Notes without a Buffer):	Unless otherwise specified in the relevant terms supplement, for notes without a buffer, the amount you will receive at maturity is based on the Ending Basket Level relative to the Starting Basket Level (or the Strike Level, if applicable) as described below.
If the Ending Basket Level is greater than the Starting Basket Level (or the Strike Level, if applicable), you will receive a cash payment per $1,000 principal amount note that provides you with a return on your investment equal to the Basket Return multiplied by the upside leverage factor, subject, if applicable, to the Maximum Total Return on the note. If applicable, the “Maximum Total Return” on the note is a percentage that we will determine on the pricing date and that will be set forth in the relevant terms supplement. Accordingly, if the relevant terms supplement specifies a Maximum Total Return for the notes, the appreciation potential of the notes will be limited to the Maximum Total Return even if the Basket Return multiplied by the upside leverage factor is greater than the Maximum Total Return. Subject to any applicable Maximum Total Return on the note, your payment at maturity per $1,000 principal amount note will be calculated as follows:
$1,000 + ($1,000 x Basket Return x upside leverage factor)
If the Ending Basket Level is equal to the Starting Basket Level (or the Strike Level, if applicable), you will receive a cash payment of $1,000 per $1,000 principal amount note.
If the Ending Basket Level declines from the Starting Basket Level (or the Strike Level, if applicable), you will lose 1% of the principal amount of your notes for every 1% that the Basket declines beyond the Starting Basket Level (or the Strike Level, if applicable). Under these circumstances, your payment at maturity per $1,000 principal amount note will be calculated as follows:
$1,000 + ($1,000 x Basket Return)
For notes without a buffer, you will lose some or all of your investment at maturity if the Ending Basket Level declines from the Starting Basket Level (or the Strike Level, if applicable).
Other Terms:	In each case, if applicable, the buffer amount, upside leverage factor and downside leverage factor will be specified in the relevant terms supplement.
Basket Return:	Unless otherwise specified in the relevant terms supplement:
Ending Basket Level – Starting Basket Level (or Strike Level, if applicable) Starting Basket Level (or Strike Level, if applicable)
Starting Basket Level:

Unless otherwise specified in the relevant terms supplement, set equal to 100 on the pricing date, the final Initial Averaging Date, if applicable, or such other relevant date as specified in the relevant terms supplement.

Ending Basket Level:

The Basket Closing Level on the Observation Date, or such other date as specified in the relevant terms supplement, or the arithmetic average of the Basket Closing Levels on each of the Ending Averaging Dates, if so specified in the relevant terms supplement.

Strike Level:

The relevant terms supplement may specify a level for the Basket other than the Starting Basket Level to be used for calculating the Basket Return and the amount payable at maturity, if any, which we refer to as the “Strike Level.” The Strike Level may be based on and/or expressed as a percentage of the Basket Closing Level as of a specified date, or may be determined without regard to the Basket Closing Level as of a particular date. For example, the relevant terms supplement may specify that a Strike Level, equal to 95% of the Starting Basket Level, will be used to calculate the Basket Return.

Basket Closing Level:	Unless otherwise specified in the relevant terms supplement, the Basket Closing Level on any trading day will be calculated as follows:
100 x [1 + sum of (Stock Return of each Basket Stock x Stock Weighting of such Basket Stock)]
Stock Return:	Unless otherwise specified in the relevant terms supplement, with respect to each Basket Stock, on any trading day:
Final Share Price – Initial Share Price (or the Strike Price, if applicable) Initial Share Price (or the Strike Price, if applicable)
Stock Weighting:

With respect to each Basket Stock, a fixed percentage or fraction as specified in the relevant terms supplement, provided that the sum of the Stock Weightings for all Basket Stocks will equal 100% or 1, as applicable. The relevant terms supplement will specify either (i) the weight of each Basket Stock in the Basket, which will be fixed for the term of the notes, or (ii) the manner in which the weight of each Basket Stock will be determined. For example, if the relevant terms supplement specifies that Basket Stock A is weighted to compose 18% of the value of the Basket, the Stock Weighting for Basket Stock A is 18%. Alternatively, the relevant terms supplement may specify that, for a Basket consisting of two Basket Stocks, the Basket Stock with the greater Stock Return on the final Basket Valuation Date will make up 70% of the value of the Basket, and the Basket Stock with the lesser Stock Return on the final Basket Valuation Date will make up 30% of the value of the Basket.

Initial Share Price:

Unless otherwise specified in the relevant terms supplement, with respect to each Basket Stock, the closing price of one share of such Basket Stock on the pricing date or such other date as specified in the relevant terms supplement, or the arithmetic average of the closing prices of one share of such Basket Stock on each of the Initial Averaging Dates, if so specified in the relevant terms supplement. The closing price of a Basket Stock on an Initial Averaging Date, if applicable, used to determine the Initial Share Price for such Basket Stock may be subject to adjustment. See “Description of Notes — Payment at Maturity” and “General Terms of Notes — Anti-Dilution Adjustments.”

Final Share Price:

Unless otherwise specified in the relevant terms supplement, with respect to each Basket Stock, on any trading day, the closing price of one share of such Basket Stock on such trading day times the Stock Adjustment Factor for such Basket Stock on such trading day.

Stock Adjustment Factor:

Unless otherwise specified in the relevant terms supplement, with respect to each Basket Stock, the Stock Adjustment Factor will be set initially at 1.0, subject to adjustment upon the occurrence of certain corporate events affecting such Basket Stock. See “General Terms of Notes — Anti-Dilution Adjustments.”

Strike Price:

With respect to a Basket Stock, the relevant terms supplement may specify a share price other than the Initial Share Price to be used for calculating the Stock Return, which we refer to as a “Strike Price.” The Strike Price for a Basket Stock may be based on and/or expressed as a percentage of the closing price of such Basket Stock as of a specified date, or may be determined without regard to the closing price of such Basket Stock as of a particular date. For example, the relevant terms supplement may specify that, with respect to each Basket Stock, a Strike Price equal to 95% of the Initial Share Price of such Basket Stock will be used to calculate the Stock Return for such Basket Stock.

Basket Valuation Date(s):

The Ending Basket Level will be calculated on a single date, which we refer to as the Observation Date, or on several dates, each of which we refer to as an Ending Averaging Date, as specified in the relevant terms supplement. We refer to such dates generally as Basket Valuation Dates in this product supplement. Any Basket Valuation Date is subject to postponement in the event of certain market disruption events and as described under “Description of Notes — Payment at Maturity.”

Initial Averaging Dates:

As specified, if applicable, in the relevant terms supplement. Any Initial Averaging Date is subject to postponement in the event of certain market disruption events and as described under “Description of Notes — Payment at Maturity.”

Maturity Date:

As specified in the relevant terms supplement. The maturity date of the notes is subject to postponement in the event of certain market disruption events and as described under “Description of Notes — Payment at Maturity.”

Investing in the Return Enhanced Notes involves a number of risks. See “Risk Factors” beginning on page PS-8.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the notes or passed upon the accuracy or the adequacy of this product supplement no. 133-I, the accompanying prospectus supplement and prospectus, or any related terms supplement. Any representation to the contrary is a criminal offense.

The notes are not bank deposits and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency, nor are they obligations of, or guaranteed by, a bank.

JPMorgan

April 25, 2008

     In making your investment decision, you should rely only on the information contained or incorporated by reference in the terms supplement relevant to your investment, this product supplement no. 133-I and the accompanying prospectus supplement and prospectus with respect to the notes offered by the relevant terms supplement and this product supplement no. 133-I and with respect to JPMorgan Chase & Co. This product supplement no. 133-I, together with the relevant terms supplement and the accompanying prospectus and prospectus supplement, contain the terms of the notes and supersede all other prior or contemporaneous oral statements as well as any other written materials including preliminary or indicative pricing terms, correspondence, trade ideas, structures for implementation, sample structures, fact sheets, brochures or other educational materials of ours. The information in the relevant terms supplement, this product supplement no. 133-I and the accompanying prospectus supplement and prospectus may only be accurate as of the dates of each of these documents, respectively.

     The notes described in the relevant terms supplement and this product supplement no. 133-I are not appropriate for all investors, and involve important legal and tax consequences and investment risks, which should be discussed with your professional advisers. You should be aware that the regulations of the National Association of Securities Dealers, Inc. and the laws of certain jurisdictions (including regulations and laws that require brokers to ensure that investments are suitable for their customers) may limit the availability of the notes. The relevant terms supplement, this product supplement no. 133-I and the accompanying prospectus supplement and prospectus do not constitute an offer to sell or a solicitation of an offer to buy the notes in any circumstances in which such offer or solicitation is unlawful.

     In this product supplement no. 133-I and the accompanying prospectus supplement and prospectus, “we,” “us” and “our” refer to JPMorgan Chase & Co., unless the context requires otherwise.

DESCRIPTION OF NOTES

     The following description of the terms of the notes supplements the description of the general terms of the debt securities set forth under the headings “Description of Notes” in the accompanying prospectus supplement and “Description of Debt Securities” in the accompanying prospectus. A separate terms supplement will describe the terms that apply specifically to the notes, including any changes to the terms specified below. Capitalized terms used but not defined in this product supplement no. 133-I have the meanings assigned in the accompanying prospectus supplement, prospectus and the relevant terms supplement. The term “note” refers to each $1,000 principal amount of our Return Enhanced Notes Linked to a Basket of Common Stocks specified in the relevant terms supplement.

General

     The Return Enhanced Notes are senior unsecured obligations of JPMorgan Chase & Co. that are linked to a basket of common stocks, which we refer to as the Basket. We refer to each of the common stocks included in the Basket as a Basket Stock and collectively as the Basket Stocks. As used in this product supplement, the term “common stock” includes non-U.S. equity securities issued through depositary arrangements such as American depositary shares (“ADSs”). If a Basket Stock is an ADS, the term “issuer” refers to the issuer of the shares underlying such ADS. We refer to the common stock represented by an ADS as an “Underlying Stock.” The notes are a series of securities referred to in the accompanying prospectus supplement, prospectus and the relevant terms supplement. The notes will be issued by JPMorgan Chase & Co. under an indenture dated May 25, 2001, as may be amended or supplemented from time to time, between us and Deutsche Bank Trust Company Americas (formerly Bankers Trust Company), as trustee.

     The notes do not pay interest and do not guarantee any return of principal at, or prior to, maturity. Instead, at maturity you will receive a payment in cash, the amount of which will vary depending on the performance of the Basket calculated in accordance with the formula set forth below and whether the notes have a Strike Level, Maximum Total Return and/or buffer.

     The notes are not bank deposits and are not insured by the Federal Deposit Insurance Corporation or by any other governmental agency, nor are they obligations of, or guaranteed by, a bank.

     The notes are our unsecured and unsubordinated obligations and will rank pari passu with all of our other unsecured and unsubordinated obligations.

     The notes will be issued in denominations of $1,000 and integral multiples thereof, unless otherwise specified in the relevant terms supplement. The principal amount and issue price of each note is $1,000, unless otherwise specified in the relevant terms supplement. The notes will be represented by one or more permanent global notes registered in the name of The Depository Trust Company, or DTC, or its nominee, as described under “Description of Notes — Forms of Notes” in the prospectus supplement and “Forms of Securities — Global Securities” in the prospectus.

     The specific terms of the notes will be described in the relevant terms supplement accompanying this product supplement no. 133-I. The terms described in that document supplement those described herein and in the accompanying prospectus and prospectus supplement. If the terms described in the relevant terms supplement are inconsistent with those described herein or in the accompanying prospectus or prospectus supplement, the terms described in the relevant terms supplement will control.

Payment at Maturity

     The maturity date for the notes will be set forth in the relevant terms supplement and is subject to adjustment if such day is not a business day or if the final Basket Valuation Date is postponed as described below. We will also specify whether or not the notes have a Maximum Total Return and/or buffer and the amount of any such Maximum Total Return and/or buffer in the relevant terms supplement.

     Notes With a Buffer

     Unless otherwise specified in the relevant terms supplement, for notes with a buffer, the amount you will receive at maturity is based on the value of the Ending Basket Level relative to the Starting Basket Level (or the Strike Level, if applicable) and the buffer amount as described below.

  If the Ending Basket Level is greater than the Starting Basket Level (or the Strike Level, if applicable), you will receive a cash payment per $1,000 principal amount note that provides you with a return on your investment equal to the Basket Return multiplied by the upside leverage factor subject, if applicable, to the Maximum Total Return on the note. If applicable, the “Maximum Total Return” on the note is a percentage that we will determine on the pricing date and which will be set forth in the relevant terms supplement. Accordingly, if the relevant terms supplement specifies a Maximum Total Return for the notes, the appreciation potential of the notes will be limited to the Maximum Total Return even if the Basket Return multiplied by the upside leverage factor is greater than the Maximum Total Return. Subject to any applicable Maximum Total Return, your payment at maturity per $1,000 principal amount note will be calculated as follows:

$1,000 + ($1,000 x Basket Return x upside leverage factor)

  Your principal is protected against a decline in the Basket up to the buffer amount. If the Ending Basket Level is equal to or declines from the Starting Basket Level (or the Strike Level, if applicable) and such decline is equal to or less than the buffer amount, you will receive the principal amount of your notes at maturity.

  Your investment will be fully exposed to any decline in the Basket beyond the buffer amount. If the Ending Basket Level declines by more than the buffer amount, for every 1% decline of the Basket beyond the buffer amount, you will lose an amount equal to 1% of the principal amount of your notes multiplied by the downside leverage factor, and your payment at maturity per $1,000 principal amount note will be calculated as follows:

$1,000 + [$1,000 x (Basket Return + buffer amount %) x downside leverage factor]

     For notes with a buffer, you will lose some or all of your investment at maturity if the Ending Basket Level declines from the Starting Basket Level (or the Strike Level, if applicable) by more than the buffer amount.

     Notes Without a Buffer

     Unless otherwise specified in the relevant terms supplement, for notes without a buffer, the amount you will receive at maturity is based on the value of the Ending Basket Level relative to the Starting Basket Level (or Strike Level, if applicable) as described below.

  If the Ending Basket Level is greater than the Starting Basket Level (or the Strike Level, if applicable), you will receive a cash payment per $1,000 principal amount note that provides you with a return on your investment equal to the Basket Return multiplied by the upside leverage factor subject, if applicable, to the Maximum Total Return on the note. If applicable, the “Maximum Total Return” on the note is a percentage that we will determine on the pricing date and which will be set forth in the relevant terms supplement. Accordingly, if the relevant terms supplement specifies a Maximum Total Return for the notes, the appreciation potential of the notes will be limited to the Maximum Total Return even if the Basket Return multiplied by the upside leverage factor is greater than the Maximum Total Return. Subject to any applicable Maximum Total Return, your payment at maturity per $1,000 principal amount note will be calculated as follows:

$1,000 + ($1,000 x Basket Return x upside leverage factor)

  If the Ending Basket Level is equal to the Starting Basket Level (or the Strike Level, if applicable), you will receive a cash payment of $1,000 per $1,000 principal amount note.

  If the Ending Basket Level declines from the Starting Basket Level (or the Strike Level, if applicable), you will lose 1% of the principal amount of your notes for every 1% that the Ending Basket Level declines beyond the Starting Basket Level (or the Strike Level, if applicable). Under these circumstances, your payment at maturity per $1,000 principal amount note will be calculated as follows:

$1,000 + ($1,000 x Basket Return)

     For notes without a buffer, you will lose some or all of your investment at maturity if the Ending Basket Level declines from the Starting Basket Level (or the Strike Level, if applicable).

     In each case, if applicable, the “buffer amount,” “upside leverage factor” and “downside leverage factor” will be an amount set forth in the relevant terms supplement.

     The “Basket Stocks” will be specified in the relevant terms supplement.

     Unless otherwise specified in the relevant terms supplement, the “Basket Return,” as calculated by the calculation agent, is the percentage change of the Basket calculated by comparing the Ending Basket Level to the Starting Basket Level (or the Strike Level, if applicable). The relevant terms supplement will specify the manner in which the Starting Basket Level (or the Strike Level, if applicable) and the Ending Basket Level will be determined. The Basket Return, unless otherwise specified in the relevant terms supplement, is calculated as follows:

Ending Basket Level – Starting Basket Level (or Strike Level, if applicable)
Basket Return =	Starting Basket Level (or Strike Level, if applicable)

     Unless otherwise specified in the relevant terms supplement, the “Starting Basket Level” will be set equal to 100 on the pricing date, the final Initial Averaging Date, if applicable, or such other date as specified in the relevant terms supplement. The “Ending Basket Level” is equal to the Basket Closing Level on the Observation Date, or such other date as specified in the relevant terms supplement, or the arithmetic average of the Basket Closing Levels on each of the Ending Averaging Dates, if so specified in the relevant terms supplement.

     The relevant terms supplement may specify a level for the Basket other than the Starting Basket Level to be used for calculating the Basket Return and the amount payable at maturity, if any, which we refer to as the “Strike Level.” The Strike Level may be based on and/or expressed as a percentage of the Basket Closing Level as of a specified date, or may be determined without regard to the Basket Closing Level as of a particular date. For example, the relevant terms supplement may specify that a Strike Level, equal to 95% of the Starting Basket Level, will be used to calculate the Basket Return.

     Unless otherwise specified in the relevant terms supplement, the Basket Closing Level on any relevant trading day will be calculated as follows:

100 x [1 + sum of (Stock Return of each Basket Stock x Stock Weighting of such Basket Stock)]

     Unless otherwise specified in the relevant terms supplement, with respect to each Basket Stock, the Stock Return, as calculated by the calculation agent, on any trading day is the number, expressed as a positive or negative percentage, that is calculated as follows:

Final Share Price – Initial Share Price (or Strike Price, if applicable)
Stock Return =	Initial Share Price (or Strike Price, if applicable)

     With respect to each Basket Stock, the “Stock Weighting” is a fixed percentage or fraction as specified in the relevant terms supplement, provided that the sum of the Stock Weightings for all Basket Stocks will equal 100% or 1, as applicable. The relevant terms supplement will specify either (i) the weight of each Basket Stock in the Basket, which will be fixed for the term of the notes, or (ii) the manner in which the weight of each Basket Stock will be determined. For example, if the relevant terms supplement specifies that Basket Stock A is weighted to compose 18% of the value of the Basket, the Stock Weighting for Basket Stock A is 18%. Alternatively, the relevant terms supplement may specify that, for a Basket consisting of two Basket Stocks, the Basket Stock with the greater Stock Return on the final Basket Valuation Date will make up 70% of the value of the Basket, and the Basket Stock with the lesser Stock Return on the final Basket Valuation Date will make up 30% of the value of the Basket.

     Unless otherwise specified in the relevant terms supplement, with respect to each Basket Stock, the “Initial Share Price” means the closing price of one share of the Basket Stock on the pricing date or such other date as specified in the relevant terms supplement, or the arithmetic average of the closing prices of one share of such Basket Stock on each of the Initial Averaging Dates, if so specified in the relevant terms supplement. Notwithstanding the foregoing, if the relevant terms supplement specifies that the Initial Share Price for a Basket Stock will be determined based on the arithmetic average of the closing prices of one share of such Basket Stock on each of the Initial Averaging Dates and an adjustment to the Stock Adjustment Factor for such Basket Stock would have become effective in accordance with “General Terms of Notes — Anti-Dilution Adjustments” (an “Adjustment Effective Date”) after the first Initial Averaging Date but on or prior to the final Initial Averaging Date, then the closing price of such Basket Stock on each Initial Averaging Date occurring on or after the applicable Adjustment Effective Date to be used to determine the Initial Share Price for such Basket Stock will be deemed to equal such closing price multiplied by the applicable Stock Adjustment Factor, as adjusted (assuming that the applicable Stock Adjustment Factor prior to such adjustment is equal to 1.0).

     Unless otherwise specified in the relevant terms supplement, with respect to each Basket Stock, the “Stock Adjustment Factor” will be set initially at 1.0, subject to adjustment upon the occurrence of certain corporate events affecting such Basket Stock. See “General Terms of Notes — Anti-Dilution Adjustments.”

     With respect to a Basket Stock, the relevant terms supplement may specify a share price other than the Initial Share Price to be used for calculating the Stock Return, which we refer to as a “Strike Price.” The Strike Price for a Basket Stock may be based on and/or expressed as a percentage of the closing price of such Basket Stock as of a specified date, or may be determined without regard to the closing price of such Basket Stock as of a particular date. For example, the relevant terms supplement may specify that, with respect to each Basket Stock, a Strike Price equal to 95% of the Initial Share Price of such Basket Stock will be used to calculate the Stock Return for such Basket Stock.

     Unless otherwise specified in the relevant terms supplement, with respect to each Basket Stock, the “Final Share Price” on any trading day means the closing price of one share of such Basket Stock on such trading day times the Stock Adjustment Factor for such Basket Stock on such trading day.

     Unless otherwise specified in the relevant terms supplement, the “pricing date” means the day we price the notes for initial sale to the public.

     Unless otherwise specified in the relevant terms supplement, with respect to each Basket Stock, the “closing price” for one share of such Basket Stock (or one unit of any other security for which a closing price must be determined) on any trading day means:

  if such Basket Stock (or any such other security) is listed or admitted to trading on a national securities exchange, the last reported sale price, regular way (or, in the case of The NASDAQ Stock Market, the official closing price), of the principal trading session on such day on the principal United States securities exchange registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on which such Basket Stock (or any such other security) is listed or admitted to trading, if such Basket Stock (or any such other security) is not listed or admitted to trading on any national securities exchange but is included in the OTC Bulletin Board Service (or any successor service) operated by the Financial Industry Regulatory Authority (the “FINRA”) (the “OTC Bulletin Board”), the last reported sale price of the principal trading session on the OTC Bulletin Board on such day, with respect to any such other security, if such security is issued by a foreign issuer and its closing price cannot be determined as set forth in the two bullet points above, and such security is listed or admitted to trading on a non-U.S. securities exchange or market, the last reported sale price, regular way, of the principal trading session on such day on the primary non-U.S. securities exchange or market on which security is listed or admitted to trading, or otherwise, if none of the above circumstances is applicable, the mean, as determined by the calculation agent, of the bid prices for such Basket Stock (or any such other security) obtained from as many dealers in such security, but not exceeding three, as will make such bid prices available to the calculation agent.

     Unless otherwise specified in the relevant terms supplement, with respect to each Basket Stock, a “trading day” is a day, as determined by the calculation agent, on which trading is generally conducted on the New York Stock Exchange (the “NYSE”), the American Stock Exchange LLC (the “AMEX”), The NASDAQ Stock Market, the Chicago Mercantile Exchange Inc., the Chicago Board Options Exchange, Incorporated and in the over-the-counter market for equity securities in the United States or, with respect to a security issued by a foreign issuer that is not listed or admitted to trading on a U.S. securities exchange or market, a day, as determined by the calculation agent, on which trading is generally conducted on the primary non-U.S. securities exchange or market on which such security is listed or admitted to trading.

     “Relevant Exchange” means, with respect to each Basket Stock, the primary U.S. exchange or market for trading for such Basket Stock, or with respect to an Underlying Stock, the primary exchange or market for trading for such Underlying Stock, as specified in the relevant terms supplement.

     The Initial Averaging Dates, if applicable, will be specified in the relevant terms supplement, and any such date is subject to adjustment as described below. If an Initial Averaging Date is not a trading day with respect to any Basket Stock, or if there is a market disruption event with respect to any Basket Stock on such Initial Averaging Date (any such Basket Stock affected by a non-trading day or a market disruption event, a “Disrupted Basket Stock”), the applicable Initial Averaging Date will be postponed to the immediately succeeding trading day for any such Disrupted Basket Stock during which no market disruption event for such Disrupted Basket Stock shall have occurred or be continuing; provided that the Basket Closing Level on such Initial Averaging Date, as postponed, will be determined by using (1) the closing price for each Basket Stock (other than any such Disrupted Basket Stock) on the originally scheduled Initial Averaging Date and (2) the closing price for any such Disrupted Basket Stock on the immediately succeeding trading day for such Disrupted Basket Stock during which no market disruption event for such Disrupted Basket Stock shall have occurred or be continuing. For the avoidance of doubt, if an Initial Averaging Date is to be postponed as described above, and there are two or more Disrupted Basket Stocks and the first trading day on which there is no market disruption event relating to the first Disrupted Basket Stock is different from such trading day for one or more of the other Disrupted Basket Stocks, such Initial Averaging Date will be postponed to the latest of such trading days. Under these circumstances, the calculation agent will calculate the Basket Closing Level for such Initial Averaging Date using the closing prices of the Disrupted Basket Stocks on different trading days.

     In no event, however, will any Initial Averaging Date be postponed more than ten business days following the date originally scheduled to be such Initial Averaging Date. If the tenth business day following the date originally scheduled to be the applicable Initial Averaging Date is not a trading day with respect to any Disrupted Basket Stock, or if there is a market disruption event with respect to any Disrupted Basket Stock on such tenth business day, the closing price of such Disrupted Basket Stock on such Initial Averaging Date will be determined by the calculation agent in good faith based on its assessment of the market value of such Disrupted Basket Stock on that tenth business day.

     The Basket Valuation Date(s), which will be either a single date, which we refer to as the Observation Date, or several dates, each of which we refer to as an Ending Averaging Date, will be specified in the relevant terms supplement, and any such date is subject to adjustment as described below. If a Basket Valuation Date is not a trading day with respect to any Basket Stock, or if there is a market disruption event with respect to any Basket Stock on such Basket Valuation Date, the applicable Basket Valuation Date will be postponed to the immediately succeeding trading day for any such Disrupted Basket Stock during which no market disruption event for such Disrupted Basket Stock shall have occurred or be continuing; provided that the Basket Closing Level on such Basket Valuation Date, as postponed, will be determined by using (1) the closing price for each Basket Stock (other than any such Disrupted Basket Stock) on the originally scheduled Basket Valuation Date and (2) the closing price for any such Disrupted Basket Stock on the immediately succeeding trading day for such Disrupted Basket Stock during which no market disruption event for such Disrupted Basket Stock shall have occurred or be continuing. For the avoidance of doubt, if a Basket Valuation Date is to be postponed as described above, and there are two or more Disrupted Basket Stocks and the first trading day on which there is no market disruption event relating to the first Disrupted Basket Stock is different from such trading day for one or more of the other Disrupted Basket Stocks, such Basket Valuation Date will be postponed to the latest of such trading days. Under these circumstances, the calculation agent will calculate the Basket Closing Level for such Basket Valuation Date using the closing prices of the Disrupted Basket Stocks on different trading days.

     In no event, however, will any Basket Valuation Date be postponed more than ten business days following the date originally scheduled to be such Basket Valuation Date. If the tenth business day following the date originally scheduled to be the applicable Basket Valuation Date is not a trading day with respect to any Disrupted Basket Stock, or if there is a market disruption event with respect to any Disrupted Basket Stock on such tenth business day, the closing price of such Disrupted Basket Stock on such Basket Valuation Date will be determined by the calculation agent in good faith based on its assessment of the market value of such Disrupted Basket Stock on that tenth business day.

     The maturity date will be set forth in the relevant terms supplement. If the scheduled maturity date (as specified in the relevant terms supplement) is not a business day, then the maturity date will be the next succeeding business day following such scheduled maturity date. If, due to a market disruption event or otherwise, the final Basket Valuation Date is postponed so that it falls less than three business days prior to the scheduled maturity date, the maturity date will be the third business day following that final Basket Valuation Date, as postponed, unless otherwise specified in the relevant terms supplement. We describe market disruption events under “General Terms of Notes — Market Disruption Events.”

     We will irrevocably deposit with DTC no later than the opening of business on the applicable date or dates funds sufficient to make payments of the amount payable with respect to the notes on such date. We will give DTC irrevocable instructions and authority to pay such amount to the holders of the notes entitled thereto.

     A “business day” is, unless otherwise specified in the relevant terms supplement, any day other than a day on which banking institutions in The City of New York are authorized or required by law, regulation or executive order to close or a day on which transactions in dollars are not conducted.

     Subject to the foregoing and to applicable law (including, without limitation, U.S. federal laws), we or our affiliates may, at any time and from time to time, purchase outstanding notes by tender, in the open market or by private agreement.

RISK FACTORS

     Your investment in the notes will involve certain risks. The notes do not pay interest or guarantee any return of principal at, or prior to, maturity. Investing in the notes is not equivalent to investing directly in the Basket Stock. In addition, your investment in the notes entails other risks not associated with an investment in conventional debt securities. You should consider carefully the following discussion of risks before you decide that an investment in the notes is suitable for you.

The notes do not pay interest or guarantee the return of your investment.

     The notes do not pay interest and may not return any of your investment. The amount payable at maturity will be determined pursuant to the terms described in this product supplement and the relevant terms supplement. For notes with a buffer, you will lose some or all of your investment at maturity if the Ending Basket Level declines from the Starting Basket Level (or the Strike Level, if applicable) by more than the buffer amount. For notes without a buffer, you will lose some or all of your investment at maturity if the Ending Basket Level declines from the Starting Basket Level (or the Strike Level, if applicable). The relevant terms supplement will specify whether the notes have a buffer and/or Strike Level.

The appreciation potential of the notes is limited to the Maximum Total Return, if applicable.

     If the notes are subject to a Maximum Total Return, the appreciation potential of the notes is limited to the Maximum Total Return. Any applicable Maximum Total Return will be a percentage which we will determine on the pricing date and which will be set forth in the relevant terms supplement. Accordingly, if the relevant term supplement specifies a Maximum Total Return for the notes, the appreciation potential of the notes will be limited to that Maximum Total Return even if the Basket Return multiplied by the upside leverage factor is greater than that Maximum Total Return.

The Basket Stocks may not be equally weighted.

     The Basket is composed of two or more Basket Stocks, each of which may have a different weight in determining the value of the Basket, depending on the Stock Weightings specified in the relevant terms supplement. For example, the relevant terms supplement may specify that the Basket is composed of the three Basket Stocks (Basket Stock A, Basket Stock B and Basket Stock C), and that their Stock Weightings are 20%, 30% and 50%, respectively. One consequence of such an unequal weighting is that the same percentage change in two of the Basket Stocks may have different effects on the Basket Closing Level. In the example above, since the Stock Weighting for the Basket Stock B is greater than the Stock Weighting for Basket Stock A, a 5% decrease in Basket Stock B will have a greater effect on the Basket Closing Level than a 5% decrease in the Basket Stock A.

The weight of each Basket Stock may be determined on a date other than the pricing date.

     If so specified in the relevant terms supplement, the weight of each Basket Stock in the Basket may be determined on a date or dates other than the pricing date. For example, the relevant terms supplement may specify that the weights of the Basket Stocks in the Basket will be determined based on the relative magnitude of the Stock Return of each Basket Stock on the final Basket Valuation Date. As a result, if the relevant terms supplement so specifies, you will not know the weight assigned to each Basket Stock until a date later than the pricing date, and you may not know the weight assigned to each Basket Stock in the Basket prior to the final Basket Valuation Date.

Changes in the value of the Basket Stocks may offset each other.

     Price movements in the Basket Stocks may not correlate with each other. At a time when the value of one or more of the Basket Stocks increases, the value of the other Basket Stocks may not increase as much or may even decline. Therefore, in calculating the Ending Basket Level, increases in the value of one or more of the Basket Stocks may be moderated, or more than offset, by the lesser increases or declines in the level of the other Basket Stock or Stocks, particularly if the Basket Stock or Stocks that appreciate are of relatively low weight in the Basket. There can be no assurance that the Ending Basket Level will be higher than the Starting Basket Level (or the Strike Level, if applicable). You may lose some or all of your investment in the notes if the Ending Basket Level is lower than the Starting Basket Level (or the Strike Level, if applicable).

You will have no ownership rights in the Basket Stocks.

     Investing in the notes is not equivalent to investing in the Basket Stocks. As an investor in the notes, you will not have any ownership interest or rights in the Basket Stocks, such as voting rights, dividend payments or other distributions. If the notes are linked to non-U.S. equity securities issued through depositary arrangements like ADSs, you will not have the rights of owners of such ADSs or the applicable Underlying Stocks.

Your return on the notes will not reflect dividends on the Basket Stocks.

     Your return on the notes will not reflect the return you would realize if you actually owned the Basket Stocks and received the dividends paid on the Basket Stocks. This is because the calculation agent will calculate the amount payable to you at maturity of the notes by reference to the Ending Basket Level. The Ending Basket Level reflects the closing prices of the Basket Stocks on the Basket Valuation Date(s) without taking into consideration the value of dividends paid on the Basket Stocks.

We have no affiliation with the issuers of the Basket Stocks.

     The issuers of the Basket Stocks are not affiliates of ours and will not involved in any of our offerings of notes pursuant to this product supplement in any way. Consequently, we have no control of the actions of the issuers of the Basket Stocks, including any corporate actions of the type that would require the calculation agent to adjust the payment to you at maturity. The issuers of the Basket Stocks has no obligation to consider your interest as an investor in the notes in taking any corporate actions that might affect the value of your notes. None of the money you pay for the notes will go to the issuers of the Basket Stocks.

     In addition, as we are not affiliated with the issuers of the Basket Stocks, we do not assume any responsibility for the adequacy of the information about the Basket Stocks or their issuers contained in this product supplement, any terms supplement or in any of the Basket Stock issuers’ publicly available filings. We are not responsible for such issuers’ public disclosure of information on themselves or the Basket Stocks, whether contained in Securities and Exchange Commission, which we refer to as the SEC, filings or otherwise. As an investor in the notes, you should make your own investigation into the Basket Stocks.

Secondary trading may be limited.

     Unless otherwise specified in the relevant terms supplement, the notes will not be listed on a securities exchange. There may be little or no secondary market for the notes. Even if there is a secondary market, it may not provide enough liquidity to allow you to trade or sell the notes easily.

     J.P. Morgan Securities Inc., or JPMSI, may act as a market maker for the notes, but is not required to do so. Because we do not expect that other market makers will participate significantly in the secondary market for the notes, the price at which you may be able to trade your notes is likely to depend on the price, if any, at which JPMSI is willing to buy the notes. If at any time JPMSI or another Agent does not act as a market maker, it is likely that there would be little or no secondary market for the notes.

The value of the Initial Share Prices for the Basket Stocks may be determined after the issue date of the notes.

     If so specified in the relevant terms supplement, the Initial Share Price for each Basket Stock will be determined based on the arithmetic average of the closing prices of such Basket Stock on the Initial Averaging Dates specified in that relevant terms supplement. One or more of the Initial Averaging Dates specified may occur on or following the issue date of the notes; as a result, the Initial Share Price for each Basket Stock may not be determined, and you may therefore not know the value of such Initial Share Price, until after the issue date. Similarly, the global note certificate representing the notes, which will be deposited with DTC on the issue date as described under “General Terms of Notes — Book-Entry Only Issuance — The Depository Trust Company,” will not set forth the value of the Initial Share Price for each Basket Stock. The Initial Share Prices for the Basket Stocks will be used in the calculation of the Stock Returns for the Basket Stocks, and the Stock Returns will be used in calculating the Basket Return and the payment at maturity. If there are any increases in the closing prices of such Basket Stocks on the Initial Averaging Dates that occur after the issue date and such increases result in the Initial Share Price for one or more of the Basket Stocks being greater than the Initial Share Price(s) for such Basket Stock or Stocks on the issue date, this may establish higher levels that the Basket Stocks must achieve for you to obtain a positive return on your investment or avoid a loss of principal at maturity.

The Ending Basket Level may be less than the Basket Closing Level at the maturity date of the notes or at other times during the term of the notes.

     Because the Ending Basket Level is calculated based on the Basket Closing Level(s) on one or more Basket Valuation Dates during the term of the notes, the level of the Basket at the maturity date or at other times during the term of the notes, including dates near the Basket Valuation Date(s), could be higher than the Ending Basket Level. This difference could be particularly large if there is a significant increase in the level of the Basket after the final Basket Valuation Date, or if there is a significant decrease in the level of the Basket around the time of the Basket Valuation Date(s), or if there is significant volatility in the Basket level during the term of the notes (especially on dates near the Basket Valuation Date(s)). For example, when the Basket Valuation Date for the notes is near the end of the term of the notes, then if the Basket Closing Levels increase or remain relatively constant during the initial term of the notes and then decrease below the Starting Basket Level (or the Strike Level, if applicable), the Ending Basket Level may be significantly less than if it were calculated on a date earlier than the Basket Valuation Date(s). Under these circumstances, you may receive a lower payment at maturity than you would have received if you had invested in the Basket Stocks or contracts relating to the Basket Stocks for which there is an active secondary market.

The notes are not designed to be short-term trading instruments.

     The price at which you will be able to sell your notes to us or our affiliates prior to maturity, if at all, may be at a substantial discount from the principal amount of the notes, even in cases where the Basket has appreciated since the pricing date. The potential returns described in the relevant terms supplement assume that your notes, which are not designed to be short-term trading instruments, are held to maturity.

Prior to maturity, the value of the notes will be influenced by many unpredictable factors.

     Many economic and market factors will influence the value of the notes. We expect that, generally, the level of the Basket on any day will affect the value of the notes more than any other single factor. However, you should not expect the value of the notes in the secondary market to vary in proportion to changes in the level of the Basket. The value of the notes will be affected by a number of other factors that may either offset or magnify each other, including:

    the expected frequency and magnitude of changes in the market prices of the Basket Stocks (volatility);

    the time to maturity of the notes;

    the dividend rates on the Basket Stocks (while not paid to holders of the notes, dividend payments on the Basket Stocks may influence the market prices of the Basket Stocks and the market value of options on the Basket Stocks and therefore affect the market value of the notes);

    interest and yield rates in the market generally as well as in each of the markets of the Basket Stocks;

    economic, financial, political, regulatory or judicial events that affect the Basket Stocks or stock markets generally and which may affect the closing prices of the Basket Stocks on any Initial Averaging Date, if applicable, or any Basket Valuation Date, and, consequently, the Basket Closing Level on any Basket Valuation Date;

    If a Basket Stock is an ADS, the exchange rate and volatility of the exchange rate between the U.S. dollar and the currency of the country in which the applicable Underlying Stock is traded;

    the occurrence of certain events affecting the issuer of a Basket Stock that may or may not require an adjustment to the applicable Stock Adjustment Factor, including a merger or acquisition; and

    our creditworthiness, including actual or anticipated downgrades in our credit ratings.

     Some or all of these factors will influence the price you will receive if you choose to sell your notes prior to maturity. The impact of any of the factors set forth above may enhance or offset some or all of any change resulting from another factor or factors. You may have to sell your notes at a substantial discount from the principal amount if the Ending Basket Level is at, below or not sufficiently above the Starting Basket Level (or the Strike Level, if applicable).

     You cannot predict the future performance of the Basket based on its historical performance. The value of the Basket may decrease such that you may not receive any return of your investment. For notes without a buffer, if the Basket Return is negative, you will lose some or all of your investment at maturity. For notes with a buffer, if the Ending Basket Level declines, as compared to the Starting Basket Level (or the Strike Level, if applicable) by more than the buffer amount, you will lose some or all of your investment at maturity. There can be no assurance that the level of the Basket will not decrease so that at maturity you will not lose some or all of your investment.

The inclusion in the original issue price of each agent’s commission and the estimated cost of hedging our obligations under the notes through one or more of our affiliates is likely to adversely affect the value of the notes prior to maturity.

     While the payment at maturity will be based on the full principal amount of your notes as described in the relevant terms supplement, the original issue price of the notes includes each agent’s commission and the estimated cost of hedging our obligations under the notes through one or more of our affiliates. Such estimated cost includes our affiliates’ expected cost of providing such hedge, as well as the profit our affiliates expect to realize in consideration for assuming the risks inherent in providing such hedge. As a result, assuming no change in market conditions or any other relevant factors, the price, if any, at which JPMSI will be willing to purchase notes from you in secondary market transactions, if at all, will likely be lower than the original issue price. In addition, any such prices may differ from values determined by pricing models used by JPMSI, as a result of such compensation or other transaction costs.

If the market value of a Basket Stock changes, the market value of your notes may not change in the same manner.

     Owning the notes is not the same as owning the Basket Stocks. Accordingly, changes in the market value of a Basket Stock may not result in a comparable change in the market value of the notes. If the closing price of a Basket Stock on any trading day increases above its Initial Share Price (or its Strike Price, if applicable), the value of the notes may not increase comparably, if at all. It is also possible for the value of the Basket Stocks to increase moderately while the value of the notes declines.

We or one of our affiliates may serve as the depositary for the American Depositary Shares representing the common stock of the issuer.

     We or one of our affiliates may serve as depositary for some foreign companies that issue ADSs. If a Basket Stock is an ADS, and we or one of our affiliates serves as depositary for such ADSs, our or such affiliates’ interests, as depositary for the ADSs, may be adverse to your interests as a holder of the notes.

If the Basket includes an ADS, fluctuations in exchange rates will affect your investment.

     There are significant risks related to an investment in a note that is linked, in whole or in part, to the ADSs of one or more foreign issuers, which are quoted and traded in U.S. dollars, each representing an Underlying Stock that is quoted and traded in a foreign currency. The ADSs, which are quoted and traded in U.S. dollars, may trade differently from the applicable Underlying Stocks. In recent years, the rates of exchange between the U.S. dollar and some other currencies have been highly volatile and this volatility may continue in the future. These risks generally depend on economic and political events over which we have no control. Fluctuations in any particular exchange rate that have occurred in the past are not necessarily indicative, however, of fluctuations that may occur during the term of the notes. Changes in the exchange rate between the U.S. dollar and a foreign currency may affect the U.S. dollar equivalent of the price of the Underlying Stock on non-U.S. securities markets and, as a result, may affect the market price of the ADS, which may consequently affect the value of the notes.

We have no control over exchange rates.

     Foreign exchange rates can either float or be fixed by sovereign governments. Exchange rates of the currencies used by most economically developed nations are permitted to fluctuate in value relative to the U.S. dollar and to each other. However, from time to time governments and, in the case of countries using the euro, the European Central Bank, may use a variety of techniques, such as intervention by a central bank, the imposition of regulatory controls or taxes or changes in interest rates to influence the exchange rates of their currencies. Governments may also issue a new currency to replace an existing currency or alter the exchange rate or relative exchange characteristics by a devaluation or revaluation of a currency. These governmental actions could change or interfere with currency valuations and currency fluctuations that would otherwise occur in response to economic forces, as well as in response to the movement of currencies across borders. As a consequence, these government actions could adversely affect an investment in a note that is linked, in whole or in part, to the ADSs of one or more foreign issuers, which are quoted and traded in U.S. dollars, each representing an Underlying Stock that is quoted and traded in a foreign currency.

     We will not make any adjustment or change in the terms of the notes in the event that exchange rates should become fixed, or in the event of any devaluation or revaluation or imposition of exchange or other regulatory controls or taxes, or in the event of other developments affecting the U.S. dollar or any relevant foreign currency. You will bear those risks.

If the Basket includes an ADS, an investment in the notes is subject to risks associated with non-U.S. securities markets.

     An investment in the notes linked, in whole or in part, to the value of the ADSs of one or more foreign issuers representing interests in non-U.S. equity securities involves risks associated with the securities markets in those countries where the relevant non-U.S. equity securities are traded, including risks of markets volatility, governmental intervention in those markets and cross shareholdings in companies in certain countries. Also, non-U.S. companies are generally subject to accounting, auditing and financial reporting standards and requirements, and securities trading rules different from those applicable to U.S. reporting companies.

     The prices of securities in non-U.S. markets may be affected by political, economic, financial and social factors in such markets, including changes in a country’s government, economic and fiscal policies, currency exchange laws or other laws or restrictions. Moreover, the economies of such countries may differ favorably or unfavorably from the economy of the United States in such respects as growth of gross national product, rate of inflation, capital reinvestment, resources and self sufficiency. Such countries may be subjected to different and, in some cases, more adverse economic environments.

     Some or all of these factors may influence the price of the ADSs. The impact of any of these factors set forth above may enhance or offset some or all of any change resulting from another factor or factors. You cannot predict the future performance of the ADSs based on their historical performance. The value of the ADSs may decrease such that you may not receive any return of your investment. There can be no assurance that the price of the ADSs will not decrease so that at maturity you will not lose some or all of your investment.

There are important differences between the rights of holders of ADSs and the rights of holders of the common stock of the foreign company.

     If your note is linked, in whole or in part, to the performance of the ADSs of one or more foreign issuers, you should be aware that your note is linked, in whole or in part, to the prices of the ADSs and not to the applicable Underlying Stocks, and there exist important differences between the rights of holders of ADSs and the Underlying Stocks. Each ADS is a security evidenced by American Depositary Receipts that represents a specified number of shares of common stock of a foreign issuer. Generally, the ADSs are issued under a deposit agreement, which sets forth the rights and responsibilities of the depositary, the foreign issuer and holders of the ADSs, which may be different from the rights of holders of common stock of the foreign issuer. For example, the foreign issuer may make distributions in respect of its common stock that are not passed on to the holders of its ADSs. Any such differences between the rights of holders of the ADSs and holders of the applicable Underlying Stock may be significant and may materially and adversely affect the value of the notes.

In some circumstances, the payment you receive on the notes may be based, in part, on the common stock (or ADS, as applicable) of another company and not a Basket Stock.

     Following certain corporate events relating to a Basket Stock where its issuer is not the surviving entity, the amount you receive at maturity may be based on the common stock of a successor to such Basket Stock issuer or any cash or any other assets distributed to holders of the Basket Stock in such corporate event. The occurrence of these corporate events and the consequent adjustments may materially and adversely affect the value of the notes. We describe the specific corporate events that can lead to these adjustments and the procedures for selecting Exchange Property (as described below) in the section of this product supplement called “General Terms of Notes — Anti-Dilution Adjustments.”

     In addition, if the Basket includes an ADS, if that ADS is no longer listed or admitted to trading on a U.S. securities exchange registered under the Exchange Act, or included in the OTC Bulletin Board, or if the ADS facility between the issuer and the ADS depositary is terminated for any reason, the calculation agent will have the option to either (a) (i) replace that ADS with the ADS of a company selected from among the ADSs of three companies organized in, or with its principal executive office located in, the country in which the issuer of that original ADS is organized, or has its principal executive office, and that are then registered to trade on the New York Stock Exchange (the “NYSE”) or The NASDAQ Stock Market with the same primary Standard Industrial Classification Code (“SIC Code”) as that original ADS that, in the sole discretion of the calculation agent, is the most comparable to that original ADS, taking into account such factors as the calculation agent deems relevant, including, without limitation, market capitalization, dividend history and stock price volatility or (ii) in certain circumstances, replace that ADS with the ADS of a company that is organized in, or with its principal executive office located in, the country in which the issuer of the original ADS is organized, or has its principal executive office that, in the sole discretion of the calculation agent, is the most comparable to the original ADS, taking into account such factors as the calculation agent deems relevant, including, without limitation, market capitalization, dividend history and stock price volatility and that is within the same Division and Major Group classification (as defined by the Office of Management and Budget) as the primary SIC Code for the original ADS or (iii) in certain circumstances, replace that ADS with the common stock of a company that is then registered to trade on the NYSE or The NASDAQ Stock Market with the same primary SIC Code as the original ADS that in the sole discretion of the calculation agent, is the most comparable to the original ADS, taking into account such factors as the calculation agent deems relevant including, without limitation, market capitalization, dividend history and stock price volatility or (b) deem the Underlying Stock for that ADS to be the Basket Stock. You should read the section of this product supplement called “General Terms of Notes — Anti-Dilution Adjustments — Delisting of ADSs or Termination of ADS Facility” for more information. Replacing the original ADS serving as a Basket Stock with another ADS may materially and adversely affect the value of the notes.

Anti-dilution protection is limited.

     The calculation agent will make adjustments to the Stock Adjustment Factor for each Basket Stock, which will be set initially at 1.0, for certain adjustment events (as defined below) affecting such Basket Stock, including stock splits and certain corporate actions, such as mergers. The calculation agent is not required, however, to make such adjustments in response to all corporate actions, including if the issuer of such Basket Stock or another party makes a partial tender or partial exchange offer for such Basket Stock. If such a dilution event occurs and the calculation agent is not required to make an adjustment, the value of the notes may be materially and adversely affected. See “General Terms of Notes — Anti-Dilution Adjustments” for further information.

We may exercise any and all rights we may have as a lender to or a security holder of the issuer of a Basket Stock.

     If we or any of our affiliates are lenders to, or hold securities of, the issuer of a Basket Stock, we will have the right, but not the obligation, to exercise or refrain from exercising our rights as a lender to, or holder of securities of such issuer. Any exercise of our rights as a lender or holder of securities of the issuer of a Basket Stock, or our refraining from such exercise, will be made without regard to your interests and could affect the value of the notes.

We or our affiliates may have adverse economic interests to the holders of the notes.

     JPMSI and other affiliates of ours may trade one or more of the Basket Stocks and other financial instruments related to one or more of the Basket Stocks on a regular basis, for their accounts and for other accounts under their management. JPMSI and these affiliates may also underwrite or assist unaffiliated entities in the issuance or underwriting of one or more of the Basket Stocks and may issue or underwrite or assist unaffiliated entities in the issuance or underwriting of other securities or financial instruments linked to one or more of the Basket Stocks. To the extent that we or one of our affiliates serves as issuer, agent or underwriter for such securities or financial instruments, our or their interests with respect to such products may be adverse to those of the holders of the notes. Any of these trading activities could potentially affect the prices of one or more of the Basket Stocks and, accordingly, could affect the value of the notes and the amount, if any, payable to you at maturity.

     We or our affiliates may currently or from time to time engage in business with the issuers of one or more of the Basket Stocks, including extending loans to, or making equity investments in, or providing advisory services to them, including merger and acquisition advisory services. In the course of this business, we or our affiliates may acquire non-public information about the issuers of one or more of the Basket Stocks, and we will not disclose any such information to you. In addition, one or more of our affiliates may publish research reports or otherwise express views about the issuers of one or more of the Basket Stocks. Any prospective purchaser of notes should undertake an independent investigation of the issuers of the Basket Stocks as in its judgment is appropriate to make an informed decision with respect to an investment in the notes.

     Additionally, we or one of our affiliates may serve as issuer, agent or underwriter for additional issuances of notes with returns linked or related to one or more of the Basket Stocks. By introducing competing products into the marketplace in this manner, we or one or more of our affiliates could adversely affect the value of the notes.

     We may have hedged our obligations under the notes through certain affiliates, who would expect to make a profit on such hedge. Because hedging our obligations entails risk and may be influenced by market forces beyond our or our affiliates’ control, such hedging may result in a profit that is more or less than expected, or it may result in a loss.

     JPMSI, one of our affiliates, will act as the calculation agent. The calculation agent will determine, among other things, the Starting Basket Level, the Strike Level, if applicable, the Basket Closing Level on each Basket Valuation Date, the Ending Basket Level, the Basket Return, the Initial Share Price of each Basket Stock, the Strike Price of each Basket Stock, if applicable, the closing price of each Basket Stock on each Initial Averaging Date, if applicable, and each Basket Valuation Date, the Final Share Price of each Basket Stock, the Stock Return of each Basket Stock on each Basket Valuation Date, the Stock Adjustment Factor for each Basket Stock, any anti-dilution adjustments and Reorganization Event adjustments for each Basket Stock and the payment at maturity, if any, on the notes. In addition, the calculation agent will determine whether there has been a market disruption event with respect to a Basket Stock and whether to select and, if it determines to do so, select, a Successor Basket Stock if an ADS serving as a Basket Stock is delisted or is no longer admitted to trading on a U.S. securities exchange or included in the OTC Bulletin Board, or if the ADS facility between the issuer of the applicable Underlying Stock and the ADS depositary is terminated. The calculation agent will also determine the price of a Basket Stock if a Basket Valuation Date has been postponed for ten business days due to a market disruption event or a non-trading day with respect to such Basket Stock. In performing these duties, JPMSI may have interests adverse to the interests of the holders of the notes, which may affect your return on the notes, particularly where JPMSI, as the calculation agent, is entitled to exercise discretion.

Market disruptions may adversely affect your return.

     The calculation agent may, in its sole discretion, determine that the markets have been affected in a manner that prevents it from properly determining the closing price of a Basket Stock on any Initial Averaging Date, if applicable, or any Basket Valuation Date, the Basket Closing Level on any Basket Valuation Date, and consequently, the Basket Return, and calculating the amount, if any, that we are required to pay you at maturity. These events may include disruptions or suspensions of trading in the markets as a whole. If the calculation agent, in its sole discretion, determines that any of these events prevents us or any of our affiliates from properly hedging our obligations under the notes, it is possible that one or more of the Basket Valuation Dates or Initial Averaging Dates, if any, and the maturity date will be postponed and your return will be adversely affected. Moreover, if any Basket Valuation Date is postponed to the last possible day and the closing price of a Basket Stock is not available on that day because of a market disruption event or if such day is not a trading day, the calculation agent will nevertheless determine the Final Share Price of such Basket Stock in good faith based upon its assessment of the market value of such Basket Stock on that last possible day. See “General Terms of the Notes — Market Disruption Events.”

The tax consequences of an investment in the notes are unclear.

     There is no direct legal authority as to the proper U.S. federal income tax characterization of the notes, and we do not intend to request a ruling from the Internal Revenue Service (the “IRS”) regarding the notes. No assurance can be given that the IRS will accept, or that a court will uphold, the characterization and tax treatment of the notes described in “Certain U.S. Federal Income Tax Consequences.” If the IRS were successful in asserting an alternative characterization or treatment for the notes, the timing and character of income on the notes could differ materially from our description herein. Non-U.S. Holders should note that they may be withheld upon at a rate of 30% unless they have submitted a properly completed IRS Form W-8BEN or otherwise satisfied the applicable documentation requirements. You should review carefully the section entitled “Certain U.S. Federal Income Tax Consequences” in this product supplement no. 133-I and consult your tax adviser regarding your particular circumstances. In addition, on December 7, 2007, Treasury and the IRS released a notice requesting comments on the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments. The notice focuses in particular on whether to require holders of these instruments to accrue income over the term of their investment. It also asks for comments on a number of related topics, including the character of income or loss with respect to these instruments; the relevance of factors such as the nature of the underlying property to which the instruments are linked; the degree, if any, to which income (including any mandated accruals) realized by Non-U.S. Holders should be subject to withholding tax; and whether these instruments are or should be subject to the “constructive ownership” regime, which very generally can operate to recharacterize certain long-term capital gain as ordinary income that is subject to an interest charge. While the notice requests comments on appropriate transition rules and effective dates, any Treasury regulations or other guidance, promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the notes, possibly with retroactive effect. Both U.S. and Non-U.S. Holders should consult their tax advisers regarding the U.S. federal income tax consequences of an investment in the notes, including possible alternative treatments and the issues presented by this notice.

JPMorgan Chase & Co. employees holding the notes must comply with policies that limit their ability to trade the notes and may affect the value of their notes.

     If you are an employee of JPMorgan Chase & Co. or one of its affiliates, you may only acquire the notes for investment purposes and you must comply with all of our internal policies and procedures. Because these policies and procedures limit the dates and times that you may transact in the notes, you may not be able to purchase any notes described in the relevant terms supplement from us and your ability to trade or sell any such notes in the secondary market may be limited.

We cannot assure you that the public information provided on the issuer of the Basket Stock is accurate or complete.

     All disclosures contained in the relevant terms supplement regarding the issuers of the Basket Stocks will be derived from publicly available documents and other publicly available information. We have not participated, and will not participate, in the preparation of such documents or made any due diligence inquiry with respect to the issuers of the Basket Stocks in connection with the offering of the notes. We do not make any representation that such publicly available documents or any other publicly available information regarding the issuers of the Basket Stocks are accurate or complete, and are not responsible for public disclosure of information by the issuers of the Basket Stocks, whether contained in filings with the SEC or otherwise. Furthermore, we cannot give any assurance that all events occurring prior to the date of the relevant terms supplement, including events that would affect the accuracy or completeness of the public filings of the issuers of the Basket Stocks or the value of the Basket Stocks (and therefore the Final Share Prices), will have been publicly disclosed. Subsequent disclosure of any such events or the disclosure of or failure to disclose material future events concerning the issuers of the Basket Stocks could affect the amount you will receive at maturity of the notes and, therefore, the trading prices of the notes. Any prospective purchaser of the notes should undertake an independent investigation of the issuers of the Basket Stocks as in its judgment is appropriate to make an informed decision with respect to an investment in the notes.

USE OF PROCEEDS

     Unless otherwise specified in the relevant terms supplement, the net proceeds we receive from the sale of the notes will be used for general corporate purposes and, in part, by us or by one or more of our affiliates in connection with hedging our obligations under the notes. The original issue price of the notes includes each agent’s commissions (as shown on the cover page of the relevant terms supplement) paid with respect to the notes. Unless otherwise specified in the relevant terms supplement, these commissions will include the reimbursement of certain issuance costs and the estimated cost of hedging our obligations under the notes. The estimated cost of hedging includes the projected profit that our affiliates expect to realize in consideration for assuming the risks inherent in hedging our obligations under the notes. Because hedging our obligations entails risk and may be influenced by market forces beyond our or our affiliates’ control, the actual cost of such hedging may result in a profit that is more or less than expected, or could result in a loss. See also “Use of Proceeds” in the accompanying prospectus.

     On or prior to the date of the relevant terms supplement, we, through our affiliates or others, may hedge some or all of our anticipated exposure in connection with the notes by taking positions in one or more of the Basket Stocks or instruments the value of which is derived from one or more of the Basket Stocks. While we cannot predict an outcome, such hedging activity or other hedging and investment activities of ours could potentially increase the closing price of one or more of the Basket Stocks, and, therefore, effectively establish higher closing prices that the Basket Stocks must achieve for you to obtain a positive return on your investment or avoid a loss of principal at maturity. From time to time, prior to maturity of the notes, we may pursue a dynamic hedging strategy which may involve taking long or short positions in one or more of the Basket Stocks or instruments the values of which are derived from one or more of the Basket Stocks. Although we have no reason to believe that any of these activities will have a material impact on the prices of the Basket Stocks or the value of the notes, we cannot assure you that these activities will not have such an effect.

     We have no obligation to engage in any manner of hedging activity and will do so solely at our discretion and for our own account. No note holder will have any rights or interest in our hedging activity or any positions we may take in connection with our hedging activity.

THE BASKET STOCKS

     In the relevant terms supplement, we will provide summary information regarding the business of the issuer of each Basket Stock based on its publicly available documents. We take no responsibility for the accuracy or completeness of such information.

     Companies with securities registered under the Exchange Act are required to file periodically certain financial and other information specified by the SEC. Information provided to or filed with the SEC can be inspected be inspected and copied at the public reference facilities maintained by the SEC at 100 F Street, NE, Washington, DC 20549, and copies of such materials can be obtained from the Public Reference Section of the SEC, 100 F Street, NE, Washington, DC 20549, at prescribed rates. In addition, information provided to or filed with the SEC electronically can be accessed through a website maintained by the SEC. The address of the SEC’s website is http://www.sec.gov. Information regarding the issuer of each Basket Stock may also be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents.

     This product supplement and the relevant terms supplement relate only to the notes offered thereby and do not relate to the Basket Stocks or other securities of the issuers of the Basket Stocks. We will derive any and all disclosures contained in the relevant terms supplement regarding the issuers of the Basket Stocks from the publicly available documents described above. In connection with the offering of the notes, we have not participated, and will not participate, in the preparation of such documents or made any due diligence inquiry with respect to the issuers of the Basket Stocks. We do not make any representation that such publicly available documents are, or any other publicly available information regarding the issuers of the Basket Stocks is, accurate or complete. Furthermore, we cannot give any assurance that all events occurring prior to the date hereof (including events that would affect the accuracy or completeness of the publicly available documents described in the preceding paragraph) that would affect the trading prices of the Basket Stocks (and therefore the Final Share Prices) have been publicly disclosed. Subsequent disclosure of any such events or the disclosure of or failure to disclose material future events concerning the issuers of the Basket Stocks could affect the payment at maturity with respect to the notes and therefore the trading prices of the note.

Neither we nor any of our affiliates makes any representation to you as to the performance of the Basket Stocks.

     We and/or our affiliates may currently or from time to time engage in business with the issuers of the Basket Stocks, including extending loans to, or making equity investments in, such issuers or providing advisory services to such issuers, including merger and acquisition advisory services. In the course of such business, we and/or our affiliates may acquire non-public information with respect to the Basket Stocks or their issuers, and neither we nor any of our affiliates undertakes to disclose any such information to you. In addition, one or more of our affiliates may publish research reports with respect to the Basket Stocks or their issuers, and these reports may or may not recommend that investors buy or hold the Basket Stocks. As a prospective purchaser of a note, you should undertake an independent investigation of the Basket Stocks or their issuers as in your judgment is appropriate to make an informed decision with respect to an investment in the notes.

Historical Performance of the Basket Stocks

     We will provide historical price information on the Basket Stocks in the relevant terms supplement. You should not take any such historical prices as an indication of future performance.

GENERAL TERMS OF NOTES

Calculation Agent

     J.P. Morgan Securities Inc. will act as the calculation agent. The calculation agent will determine, among other things, the Starting Basket Level, the Strike Level, if applicable, the Basket Closing Level on each Basket Valuation Date, the Ending Basket Level, the Basket Return, the Initial Share Price of each Basket Stock, the Strike Price of each Basket Stock, if applicable, the closing price of each Basket Stock on each Initial Averaging Date, if applicable, and each Basket Valuation Date, the Final Share Price of each Basket Stock, the Stock Return of each Basket Stock on each Basket Valuation Date, the Stock Adjustment Factor for each Basket Stock, any anti-dilution adjustments and Reorganization Event adjustments for each Basket Stock and the payment at maturity, if any, on the notes. In addition, the calculation agent will determine whether there has been a market disruption event with respect to a Basket Stock and whether to select and, if it determines to do so, select, a Successor Basket Stock if an ADS serving as a Basket Stock is delisted or is no longer admitted to trading on a U.S. securities exchange or included in the OTC Bulletin Board, or if the ADS facility between the issuer of the applicable Underlying Stock and the ADS depositary is terminated. The calculation agent will also determine the price of a Basket Stock if a Basket Valuation Date has been postponed for ten business days due to a market disruption event or a non-trading day with respect to such Basket Stock. All determinations made by the calculation agent will be at the sole discretion of the calculation agent and will, in the absence of manifest error, be conclusive for all purposes and binding on you and on us. We may appoint a different calculation agent from time to time after the date of the relevant terms supplement without your consent and without notifying you.

     The calculation agent will provide written notice to the trustee at its New York office, on which notice the trustee may conclusively rely, of the amount to be paid at maturity on or prior to 11:00 a.m., New York City time on the business day preceding the maturity date.

     All calculations with respect to the Starting Basket Level, the Strike Level, if applicable, the Ending Basket Level, the Basket Return, or any Basket Closing Level, Initial Share Price, Strike Price, if applicable, Final Share Price, closing price or Stock Return and the payment at maturity, if any, on the notes, will be rounded to the nearest one hundred-thousandth, with five one-millionths rounded upward (e.g., .876545 would be rounded to .87655); all dollar amounts related to determination of the payment per $1,000 principal amount note at maturity, if any, will be rounded to the nearest ten-thousandth, with five one hundred-thousandths rounded upward (e.g., .76545 would be rounded up to .7655); and all dollar amounts paid on the aggregate principal amount of notes per holder will be rounded to the nearest cent, with one-half cent rounded upward.

Market Disruption Events

     Certain events may prevent the calculation agent from calculating the closing price of a Basket Stock on any Initial Averaging Date, if applicable, or any Basket Valuation Date, the Basket Closing Level on any Basket Valuation Date, and consequently, the Basket Return, or calculating the amount, if any, that we will pay to you at maturity. These events may include disruptions or suspensions of trading on the markets as a whole. We refer to each of these events individually as a “market disruption event.”

     “Market disruption event” means, with respect to each Basket Stock (or any security for which a closing price must be determined):

    the occurrence or existence of a suspension, material limitation or absence of trading of such Basket Stock (or such security) on the Relevant Exchange for such Basket Stock (or such security) for more than two hours of trading during, or during the one-half hour period preceding the close of, the principal trading session on such Relevant Exchange;

    a breakdown or failure in the price and trade reporting systems of the Relevant Exchange for such Basket Stock (or such security) as a result of which the reported trading prices for such Basket Stock (or such security) during the last one-half hour preceding the close of the principal trading session on such Relevant Exchange are materially inaccurate;

    a suspension, material limitation or absence of trading on the primary exchange or market for trading in futures or options contracts related to such Basket Stock (or such security), if available, during the one-half hour period preceding the close of the principal trading session in the applicable exchange or market; or

    a decision to permanently discontinue trading in such related futures or options contract,

     in each case as determined by the calculation agent in its sole discretion; and

    a determination by the calculation agent in its sole discretion that any event described above materially interfered with our ability or the ability of any of our affiliates to effect transactions in such Basket Stock or any instrument related to such Basket Stock or to adjust or unwind all or a material portion of any hedge position in such Basket Stock with respect to the notes.

     For the purpose of determining whether a market disruption event has occurred:

    a limitation on the hours or number of days of trading will not constitute a market disruption event if it results from an announced change in the regular business hours of the Relevant Exchange or the primary exchange or market for trading in futures or options contracts related to such Basket Stock (or such security), limitations pursuant to NYSE Rule 80B (or any applicable rule or regulation enacted or promulgated by the NYSE, any other U.S. self-regulatory organization, the SEC or any other relevant authority of scope similar to NYSE Rule 80B as determined by the calculation agent) on trading during significant market fluctuations will constitute a suspension, absence or material limitation of trading, and a suspension of trading in futures or options contracts on such Basket Stock (or such security) by the primary exchange or market for trading in such contracts, if available, by reason of:

      a price change exceeding limits set by such exchange or market,

      an imbalance of orders relating to such contracts, or

      a disparity in bid and ask quotes relating to such contracts will, in each such case, constitute a suspension, absence or material limitation of trading in futures or options contracts related to such Basket Stock (or such security), as determined by the calculation agent in its sole discretion. A “suspension, absence or material limitation of trading” on the primary exchange or market on which futures or options contracts related to such Basket Stock (or such other security) are traded will not include any time when such exchange or market is itself closed for trading under ordinary circumstances.

Anti-Dilution Adjustments

     The Stock Adjustment Factor, Initial Share Price and Final Share Price for each Basket Stock is subject to adjustment by the calculation agent as a result of the anti-dilution and reorganization adjustments described in this section.

     No adjustments to any Stock Adjustment Factor will be required unless such Stock Adjustment Factor adjustment would require a change of at least 0.1% in such Stock Adjustment Factor then in effect. A Stock Adjustment Factor resulting from any of the adjustments specified in this section will be rounded to the nearest one ten-thousandth with five one hundred-thousandths being rounded upward. The calculation agent will not be required to make any adjustments to the Stock Adjustment Factor for any Basket Stock after the close of business on the business day immediately preceding the maturity date.

     No adjustments to the Stock Adjustment Factor for any Basket Stock will be required other than those specified below. The required adjustments specified in this section do not cover all events that could affect the closing price of a Basket Stock on any trading day during the term of the notes. No adjustments will be made for certain other events, such as offerings of common stock by the issuer of a Basket Stock for cash or in connection with acquisitions or otherwise or the occurrence of a partial tender or exchange offer for a Basket Stock by the issuer of such Basket Stock or any third party.

     For purposes of these adjustments, except as noted below, if an ADS is serving as a Basket Stock, all adjustments to the Stock Adjustment Factor for such Basket Stock will be made as if the applicable Underlying Stock is serving as such Basket Stock. Therefore, for example, if the applicable Underlying Stock is subject to a two-for-one stock split and assuming the Stock Adjustment Factor for such Basket Stock is equal to one, the Stock Adjustment Factor for such Basket Stock would be adjusted to equal to two. If a Basket Stock is an ADS, the term “dividend” used in this section, with respect to such Basket Stock, will mean, unless we specify otherwise in the relevant terms supplement, the dividend paid by the issuer of the applicable Underlying Stock, net of any applicable foreign withholding or similar taxes that would be due on dividends paid to a U.S. person that claims and is entitled to a reduction in such taxes under an applicable income tax treaty, if available.

     If an ADS is serving as a Basket Stock, no adjustment to the applicable ADS price or the applicable Stock Adjustment Factor, including those described below, will be made if (1) holders of such ADSs are not eligible to participate in any of the transactions described below or (2) (and to the extent that) the calculation agent determines in its sole discretion that the issuer or the depositary for such ADSs has adjusted the number of shares of the applicable Underlying Stock represented by each such ADS so that such ADS price would not be affected by the corporate event in question. However, to the extent that the number of shares of the applicable Underlying Stock represented by each such ADS is changed for any other reason, appropriate adjustments to the anti-dilution adjustments described herein (which may include ignoring such provision, if appropriate) will be made to reflect such change.

     J.P. Morgan Securities Inc., as calculation agent, will be solely responsible for the determination and calculation of any adjustments to the Stock Adjustment Factors and of any related determinations and calculations with respect to any distributions of stock, other securities or other property or assets, including cash, in connection with any corporate event described in this section and its determinations and calculations will be conclusive absent manifest error.

     We will, within ten business days following the occurrence of an event that requires an adjustment to any Stock Adjustment Factor (other than as a result of a Reorganization Event as described below), or if we are not aware of this occurrence, as soon as practicable after becoming so aware, provide notice to the calculation agent, which will provide written notice to the trustee, which will provide notice to the holders of the notes of the occurrence of this event and, if applicable, a statement in reasonable detail setting forth such adjusted Stock Adjustment Factor.

     Stock Splits and Reverse Stock Splits

     If a Basket Stock is subject to a stock split or reverse stock split, then once any split has become effective, the Stock Adjustment Factor relating to such Basket Stock will be adjusted so that the new Stock Adjustment Factor will equal the product of:·

  the prior Stock Adjustment Factor for such Basket Stock, and the number of shares that a holder of one share of such Basket Stock before the effective date of that stock split or reverse stock split would have owned or been entitled to receive immediately following the applicable effective date.

     Stock Dividends or Distributions

     If a Basket Stock is subject to a (i) stock dividend, i.e., issuance of additional shares of such Basket Stock, that is given ratably to all holders of shares of such Basket Stock, or (ii) distribution of shares of such Basket Stock as a result of the triggering of any provision of the corporate charter of the issuer of such Basket Stock, then, once the dividend has become effective and the shares are trading ex-dividend, the Stock Adjustment Factor for such Basket Stock will be adjusted so that the new Stock Adjustment Factor for such Basket Stock will equal the prior Stock Adjustment Factor for such Basket Stock plus the product of:

  the prior Stock Adjustment Factor for such Basket Stock, and the number of additional shares issued in the stock dividend or distribution with respect to one share of such Basket Stock.

     Non-Cash Dividends or Distributions

     If the issuer of a Basket Stock distributes shares of capital stock, evidences of indebtedness or other assets or property of the issuer of such Basket Stock to all holders of shares of such Basket Stock (other than (i) dividends, distributions, rights or warrants referred to under “— Stock Splits and Reverse Stock Splits” or “— Stock Dividends or Distributions” above or “— Issuance of Transferable Rights or Warrants” below and (ii) cash distributions or dividends referred under “— Cash Dividends or Distributions” below), then, once the distribution has become effective and the shares are trading ex-dividend, the Stock Adjustment Factor for such Basket Stock will be adjusted so that the new Stock Adjustment Factor for such Basket Stock will equal the product of:

  the prior Stock Adjustment Factor for such Basket Stock, and a fraction, the numerator of which is the Current Market Price of such Basket Stock and the denominator of which is the amount by which such Current Market Price exceeds the Fair Market Value of such distribution.

     The “Current Market Price” of a Basket Stock means the closing price of such Basket Stock on the trading day immediately preceding the ex-dividend date of the dividend or distribution requiring an adjustment to the Stock Adjustment Factor for such Basket Stock.

     The “Fair Market Value” of any such distribution means the value of such distribution on the trading day immediately preceding the ex-dividend date for such distribution, as determined by the calculation agent. If such distribution consists of property traded on the ex-dividend date on a U.S. national securities exchange or, if a Basket Stock is an ADS, on a non-U.S. securities exchange or market, the Fair Market Value will equal the value of such distributed property on such ex-dividend date, as determined by the calculation agent.

     The “ex-dividend date,” with respect to a dividend or other distribution on the Basket Stock, means the first trading day on which transactions in the Basket Stock trade on the Relevant Exchange without the right to receive that dividend or other distribution.

     Notwithstanding the foregoing, a distribution on a Basket Stock described in clause (a), (d) or (e) of the section entitled “— Reorganization Events” below that also would require an adjustment under this section will not cause an adjustment to the Stock Adjustment Factor of such Basket Stock and will only be treated as a Reorganization Event (as defined below) pursuant to clause (a), (d) or (e) under the section entitled “— Reorganization Events.” A distribution on a Basket Stock described in the section entitled “— Issuance of Transferable Rights or Warrants” that also would require an adjustment under this section will only cause an adjustment pursuant to the section entitled “— Issuance of Transferable Rights or Warrants.”

     Cash Dividends or Distributions

     If the issuer of a Basket Stock pays dividends or makes other distributions consisting exclusively of cash to all holders of shares of such Basket Stock during any fiscal quarter during the term of the notes, in an aggregate amount that, together with other such cash dividends or distributions made previously during such quarterly fiscal period with respect to which an adjustment to the Stock Adjustment Factor for such Basket Stock has not previously been made under this “— Cash Dividends or Distributions” section, exceeds the Dividend Threshold for such Basket Stock, then, once the dividend or distribution has become effective and the shares are trading ex-dividend, the Stock Adjustment Factor for such Basket Stock will be adjusted so that the new Stock Adjustment Factor for such Basket Stock will equal the product of:

  the prior Stock Adjustment Factor for such Basket Stock, and a fraction, the numerator of which is the Current Market Price of such Basket Stock and the denominator of which is the amount by which such Current Market Price exceeds the aggregate amount in cash per share the issuer of such Basket Stock distributes in such cash dividend or distribution together with any cash dividends or distributions made previously during such quarterly fiscal period with respect to which an adjustment to the Stock Adjustment Factor for such Basket Stock has not previously been made under this “— Cash Dividends or Distributions” section to holders of such Basket Stock in excess of the Dividend Threshold for such Basket Stock.

For the avoidance of doubt, the Stock Adjustment Factor for a Basket Stock may be adjusted more than once in any particular quarterly fiscal period because of cash dividends or distributions that exceed the Dividend Threshold for such Basket Stock. If the Stock Adjustment Factor for such Basket Stock has been previously adjusted in a particular quarterly fiscal period because of cash dividends or distributions that exceed the Dividend Threshold for such Basket Stock, subsequent adjustments will be made if the issuer of such Basket Stock pays cash dividends or makes other distributions during such quarterly fiscal period in an aggregate amount that, together with other such cash dividends or distributions since the last adjustment to the Stock Adjustment Factor for such Basket Stock (because of cash dividends or distributions that exceed the Dividend Threshold for such Basket Stock) exceeds the Dividend Threshold for such Basket Stock. Such subsequent adjustments to the Stock Adjustment Factor for such Basket Stock will only take into account the cash dividends or distributions during such quarterly fiscal period made since the last adjustment to the Stock Adjustment Factor for such Basket Stock because of cash dividends or distributions that exceed the Dividend Threshold for such Basket Stock.

     The “Dividend Threshold,” with respect to a Basket Stock, is equal to the sum of (x) the immediately preceding cash dividend(s) or other cash distribution(s) paid in the preceding quarterly fiscal period, if any, per share of such Basket Stock plus (y) 10% of the closing price of such Basket Stock on the trading day immediately preceding the ex-dividend date, unless otherwise specified in the relevant terms supplement.

     Issuance of Transferable Rights or Warrants

     If the issuer of a Basket Stock issues transferable rights or warrants to all holders of shares of such Basket Stock to subscribe for or purchase such Basket Stock, including new or existing rights to purchase such Basket Stock at an exercise price per share less than the closing price of such Basket Stock on both (i) the date the exercise price of such rights or warrants is determined and (ii) the expiration date of such rights and warrants pursuant to a shareholder’s rights plan or arrangement, and if the expiration date of such rights or warrants precedes the maturity date of the notes, then the Stock Adjustment Factor for such Basket Stock will be adjusted on the business day immediately following the issuance of such transferable rights or warrants so that the new Stock Adjustment Factor for such Basket Stock will equal the prior Stock Adjustment Factor for such Basket Stock plus the product of:

  the prior Stock Adjustment Factor for such Basket Stock, and the number of shares of such Basket Stock that can be purchased with the cash value of such warrants or rights distributed on one share of such Basket Stock.

     The number of shares that can be purchased will be based on the closing price of such Basket Stock on the date the new Stock Adjustment Factor for such Basket Stock is determined. The cash value of such warrants or rights, if the warrants or rights are traded on a U.S. national securities exchange, will equal the closing price of such warrant or right, or, if the warrants or rights are not traded on a U.S. national securities exchange or a non-U.S. securities exchange, as applicable, will be determined by the calculation agent and will equal the average (mean) of the bid prices obtained from three dealers at 3:00 p.m., New York City time, on the date the new Stock Adjustment Factor for such Basket Stock is determined, provided that if only two such bid prices are available, then the cash value of such warrants or rights will equal the average (mean) of such bids and if only one such bid is available, then the cash value of such warrants or rights will equal such bid.

Reorganization Events

     If prior to the maturity date,

(a)	there occurs any reclassification or change of a Basket Stock, including, without limitation, as a result of the issuance of tracking stock by the issuer of a Basket Stock,

(b)	the issuer of a Basket Stock, or any surviving entity or subsequent surviving entity of the issuer of a Basket Stock (a “Successor Entity”), has been subject to a merger, combination or consolidation and is not the surviving entity,

(c)	any statutory exchange of securities of the issuer of a Basket Stock or any Successor Entity with another corporation occurs, other than pursuant to clause (b) above,

(d)	the issuer of a Basket Stock is liquidated or is subject to a proceeding under any applicable bankruptcy, insolvency or other similar law,

(e)	the issuer of a Basket Stock issues to all of its shareholders equity securities of an issuer other than the issuer of such Basket Stock, other than in a transaction described in clauses (b), (c) or (d) above (a “Spin-Off Event”), or

(f)	a tender or exchange offer or going-private transaction is commenced for all the outstanding shares of the issuer of a Basket Stock and is consummated and completed in full for all or substantially all of such shares, as determined by the calculation agent in its sole discretion (an event in clauses (a) through (f), a “Reorganization Event”), then the Initial Share Price and the Final Share Price for such Basket Stock will be adjusted as set forth below.

     “Exchange Property,” with respect to a Basket Stock that is subject to a Reorganization Event, will consist of any Basket Stock continued to be held by the holders of such Basket Stock, and any securities, cash or any other assets distributed to the holders of such Basket Stock with respect to one share, in or as a result of, the Reorganization Event. No interest will accrue on any Exchange Property.

     If a Reorganization Event with respect to a Basket Stock occurs, in each case as a result of which the holders of such Basket Stock receive Exchange Property, then the Final Share Price for such Basket Stock will be determined by reference to the value of the Exchange Property following the effective date for such Reorganization Event (or, if applicable, in the case of a Spin-Off Event, the Initial Share Price for such Basket Stock will be adjusted based on the closing prices of such Basket Stock immediately preceding and immediately succeeding the ex-dividend date for the distribution of equity securities subject to such Spin-Off Event). The value of the Exchange Property will be calculated as the sum of the value of the components of the Exchange Property as described below:

  If the Exchange Property consists of securities (including, without limitation, securities of the issuer of such Basket Stock) traded on any Relevant Exchange (“Exchange Traded Securities”), the value of such Exchange Property will equal the closing price of the securities composing the Exchange Property.

  if the Exchange Property consists of cash, other property that is not Exchange Traded Securities or a combination thereof, the calculation agent will value such Exchange Property as if such Exchange Property was liquidated on the date the issuer of such Basket Stock received all such non-cash Exchange Property upon terms that it deems commercially reasonable, and the value of the Exchange Property will equal the aggregate cash amount, including both the Exchange Property consisting of cash and the amount resulting from the valuation or liquidation of the non-cash Exchange Property.

     In the event Exchange Property consists of securities, those securities will, in turn, be subject to the anti-dilution adjustments contained herein.

     In the case of a consummated and completed in full tender or exchange offer or going-private transaction involving Exchange Property of a particular type, Exchange Property will be deemed to include the amount of cash or other property paid by the offeror in the tender or exchange offer with respect to such Exchange Property (in an amount determined on the basis of the rate of exchange in such tender or exchange offer or going-private transaction). In the event of a tender or exchange offer or a going-private transaction with respect to Exchange Property in which an offeree may elect to receive cash or other property, Exchange Property will be deemed to include the kind and amount of cash and other property received by offerees who elect to receive cash.

     The calculation agent will be solely responsible for the determination and calculation of the Exchange Property if a Reorganization Event occurs, the value thereof and its effect on the relevant Basket Stock’s Initial Share Price and Final Share Price. Its determinations and calculations, and its adjustments of the Basket Stock’s prices, will be conclusive absent manifest error.

     If a Reorganization Event (other than a Spin-Off Event) with respect to a Basket Stock occurs, then, on and after the effective date of such Reorganization Event:

(1)	such Basket Stock’s Initial Share Price will not be further adjusted under this “— Reorganization Events” section; and
(2)	such Basket Stock’s Final Share Price on any trading day on and after the effective date of the Reorganization Event will equal the sum of:

    the closing price of any Exchange Traded Securities composing the Exchange Property on such trading day times the Stock Adjustment Factor for such Exchange Traded Securities (which will be reset to equal 1.0 on the effective date of the Reorganization Event) on such trading day;

    the aggregate cash amount of any Exchange Property consisting of cash; and

    the aggregate cash amount resulting from the valuation or liquidation of the non-cash Exchange Property that is not an Exchange Traded Security on such trading day.

     If a Spin-Off Event with respect to a Basket Stock occurs, then, on and after the ex-dividend date for the distribution of equity securities subject to such Spin-Off Event:

(A)	such Basket Stock’s Initial Share Price will be adjusted on the ex-dividend date for the distribution of equity securities subject to such Spin-Off Event so that the new Initial Share Price for such Basket Stock will equal the product of (i) the Initial Share Price of such Basket Stock immediately prior to the ex-dividend date with respect to the Spin-Off Event and (ii) a fraction, the numerator of which is equal to the closing price per share of such Basket Stock on the trading day immediately succeeding the ex-dividend date with respect to the Spin-Off Event, and the denominator of which is the closing price per share of such Basket Stock on the trading day immediately preceding the ex-dividend date with respect to the Spin-Off Event; and

(B)	the Final Share Price for such Basket Stock on any trading day on and after the ex-dividend date with respect to the Spin-Off Event will not be further adjusted under this “— Reorganization Events” section.

     Delisting of ADSs or Termination of ADS Facility

     If an ADS serving as a Basket Stock (an “Original Basket Stock”) is no longer listed or admitted to trading on a U.S. securities exchange registered under the Exchange Act, or included in the OTC Bulletin Board, or if the ADS facility between the issuer of the applicable Underlying Stock and the ADS depositary is terminated for any reason, then, on and after the date such ADS is no longer so listed or admitted to trading or the date of such termination, as applicable (the “Change Date”), the calculation agent, in its sole discretion without consideration for the interests of investors, will either (A) determine a Successor Basket Stock (as defined below) to such ADS after the close of the principal trading session on the trading day immediately prior to the Change Date in accordance with the following paragraph (each successor stock as so determined, a “Successor Basket Stock” and such successor stock issuer, a “Successor Basket Stock Issuer”) or (B) select the applicable Underlying Stock to be such Basket Stock.

     The “Successor Basket Stock” with respect to an ADS will be the ADS of a company selected by the calculation agent from among the ADSs of three companies organized in, or with its principal executive office located in, the country in which the issuer of the Original Basket Stock is organized, or has its principal executive office, and that are then registered to trade on the NYSE or The NASDAQ Stock Market with the same primary Standard Industrial Classification Code (“SIC Code”) as the Original Basket Stock that, in the sole discretion of the calculation agent, is the most comparable to the Original Basket Stock, taking into account such factors as the calculation agent deems relevant, including, without limitation, market capitalization, dividend history and stock price volatility; provided, however, that a Successor Basket Stock will not be any ADS that is (or the Underlying Stock for which is) subject to a trading restriction under the trading restriction policies of JPMorgan Chase & Co. or any of its affiliates that would materially limit the ability of JPMorgan Chase & Co. or any of its affiliates to hedge the notes with respect to such ADS (a “Hedging Restriction”); provided further that if a Successor Basket Stock cannot be identified as set forth above for which a Hedging Restriction does not exist, the Successor Basket Stock will be selected by the calculation agent and will be the ADS of a company that is organized in, or with its principal executive office located in, the country in which the issuer of the Original Basket Stock is organized, or has its principal executive office that, in the sole discretion of the calculation agent, is the most comparable to the Original Basket Stock, taking into account such factors as the calculation agent deems relevant, including, without limitation, market capitalization, dividend history and stock price volatility and that is within the same Division and Major Group classification (as defined by the Office of Management and Budget) as the primary SIC Code for the Original Basket Stock. Notwithstanding the foregoing, if a Successor Basket Stock cannot be identified in the country in which the issuer of the Original Basket Stock is organized, or has its principal executive office, as set forth above, the Successor Basket Stock will be selected by the calculation agent and will be a common stock of a company that is then registered to trade on the NYSE or The NASDAQ Stock Market with the same primary SIC Code as the Original Basket Stock that in the sole discretion of the calculation agent, is the most comparable to the Original Basket Stock, taking into account such factors as the calculation agent deems relevant including, without limitation, market capitalization, dividend history and stock price volatility.

     Upon the determination by the calculation agent of any Successor Basket Stock pursuant to clause (A) of the first paragraph under “— Delisting of ADSs or Termination of ADS Facility,” on and after the effective date (or, in the case of a Spin-Off Event, the ex-dividend date) of such Reorganization Event, references in this product supplement or the relevant terms supplement to such “Basket Stock” will no longer be deemed to refer to the Original Basket Stock and will be deemed instead to refer to any such Successor Basket Stock for all purposes, and references in this product supplement or the relevant terms supplement to “issuer” of the Original Basket Stock will be deemed to be to any such Successor Basket Stock Issuer. Upon the selection of any Successor Basket Stock by the calculation agent pursuant to clause (A) of the first paragraph under “— Delisting of ADSs or Termination of ADS Facility,” on and after the effective date (or, in the case of a Spin-Off Event, the ex-dividend date) of such Reorganization Event, (i) the Initial Share Price (or Strike Price, if applicable) for such Successor Basket Stock will be equal to the Initial Share Price (or Strike Price, if applicable) of the Original Basket Stock, (ii) the Final Share Price for such Successor Basket Stock on any trading day will be the closing price of one share of such Successor Basket Stock on such trading day times the Stock Adjustment Factor for such Successor Basket Stock on such trading day, and (iii) the Stock Adjustment Factor for such Successor Basket Stock will be an amount as determined by the calculation agent in good faith as of the effective date (or, in the case of a Spin-Off Event, the ex-dividend date) of such Reorganization Event, taking into account, among other things, the closing price of the Original Reference Stock on the trading day immediately preceding the effective date (or, in the case of a Spin-Off Event, the ex-dividend date) of such Reorganization Event, subject to adjustment for certain corporate events related to such Successor Basket Stock in accordance with “— Anti-Dilution Adjustments.”

     Following the selection of a Successor Basket Stock, the Stock Adjustment Factor of the Successor Basket Stock will be subject to adjustment as described above under “— Anti-Dilution Adjustments.”

     If a Successor Basket Stock is selected, we will, or will cause the calculation agent to, provide written notice to the trustee, to us and to DTC within thirty business days immediately following the Change Date, of the Successor Basket Stock Issuer, the Successor Basket Stock, the Protection Amount and the Initial Share Price (or Strike Price, if applicable) for such Successor Basket Stock, as well as the Original Basket Stock so replaced. We expect that such notice will be passed on to you, as a beneficial owner of the notes, in accordance with the standard rules and procedures of DTC and its direct and indirect participants.

     If the calculation agent selects the applicable Underlying Stock to be a Basket Stock pursuant to clause (B) of the first paragraph under “— Delisting of ADSs or Termination of ADS Facility” above, the Stock Adjustment Factor for such Basket Stock will thereafter equal the last value of the Stock Adjustment Factor for the ADS multiplied by the number of the applicable Underlying Stock represented by a single ADS, subject to further adjustments as described under “— Anti-Dilution Adjustments.” The Final Share Price for such Basket Stock will be expressed in U.S. dollars, converting the closing price of the applicable Underlying Stock on the final Valuation Date into U.S. dollars using the applicable exchange rate as described below.

     On any date of determination, the applicable exchange rate will be the spot rate of the local currency of the applicable Underlying Stock relative to the U.S. dollar as reported by Reuters Group PLC (“Reuters”) on the relevant page for such rate at approximately the closing time of the Relevant Exchange for such Underlying Stock on such day. However, if such rate is not displayed on the relevant Reuters page on such date of determination, the applicable exchange rate on such day will equal an average (mean) of the bid quotations in The City of New York received by the calculation agent at approximately 11:00 a.m., New York City time, on the business day immediately following the date of determination, from three recognized foreign exchange dealers (provided that each such dealer commits to execute a contract at its applicable bid quotation) or, (2) if the calculation agent is unable to obtain three such bid quotations, the average of such bid quotations obtained from two recognized foreign exchange dealers or, (3) if the calculation agent is able to obtain such bid quotation from only one recognized foreign exchange dealer, such bid quotation, in each case for the purchase of the applicable foreign currency for U.S. dollars in the aggregate principal amount of the notes for settlement on the third business day following the date of determination. If the calculation agent is unable to obtain at least one such bid quotation, the calculation agent will determine the applicable exchange rate in its sole discretion.

Events of Default

     Under the heading “Description of Debt Securities — Events of Default, Waiver, Debt Securities in Foreign Currencies” in the accompanying prospectus is a description of events of default relating to debt securities including the notes.

Payment Upon an Event of Default

     Unless otherwise specified in the relevant terms supplement, in case an event of default with respect to the notes shall have occurred and be continuing, the amount declared due and payable per $1,000 principal amount note upon any acceleration of the notes will be determined by the calculation agent and will be an amount in cash equal to the amount payable at maturity per $1,000 principal amount note as described under the caption “Description of Notes — Payment at Maturity,” calculated as if the date of acceleration were the final Valuation Date. If the notes have more than one Valuation Date, then, for each Valuation Date scheduled to occur after the date of acceleration, the business days immediately preceding the date of acceleration (in such number equal to the number of Valuation Dates in excess of one) will be the corresponding Valuation Dates, unless otherwise specified in the relevant terms supplement.

     If the maturity of the notes is accelerated because of an event of default as described above, we will, or will cause the calculation agent to, provide written notice to the trustee at its New York office, on which notice the trustee may conclusively rely, and to DTC of the cash amount due with respect to the notes as promptly as possible and in no event later than two business days after the date of acceleration.

Modification

     Under the heading “Description of Debt Securities — Modification of the Indenture; Waiver of Compliance” in the accompanying prospectus is a description of when the consent of each affected holder of debt securities is required to modify the indenture.

Defeasance

     The provisions described in the accompanying prospectus under the heading “Description of Debt Securities — Discharge, Defeasance and Covenant Defeasance” are not applicable to the notes, unless otherwise specified in the relevant terms supplement.

Listing

     The notes will not be listed on any securities exchange, unless otherwise specified in the relevant terms supplement.

Book-Entry Only Issuance — The Depository Trust Company

     DTC will act as securities depositary for the notes. The notes will be issued only as fully-registered securities registered in the name of Cede & Co. (DTC’s nominee). One or more fully-registered global notes certificates, representing the total aggregate principal amount of the notes, will be issued and will be deposited with DTC. See the descriptions contained in the accompanying prospectus supplement under the headings “Description of Notes — Forms of Notes” and “The Depositary.”

Registrar, Transfer Agent and Paying Agent

     Payment of amounts due at maturity on the notes will be payable and the transfer of the notes will be registrable at the principal corporate trust office of The Bank of New York in The City of New York.

     The Bank of New York or one of its affiliates will act as registrar and transfer agent for the notes. The Bank of New York will also act as paying agent and may designate additional paying agents.

     Registration of transfers of the notes will be effected without charge by or on behalf of The Bank of New York, but upon payment (with the giving of such indemnity as The Bank of New York may require) in respect of any tax or other governmental charges that may be imposed in relation to it.

Governing Law

     The notes will be governed by and interpreted in accordance with the laws of the State of New York.

CERTAIN U.S. FEDERAL INCOME TAX CONSEQUENCES

     The following is a summary of the material U.S. federal income tax consequences of the purchase, ownership and disposition of the notes. This summary applies to you only if you are an initial holder of the notes purchasing the notes at the issue price for cash and if you will hold them as capital assets within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended (the “Code”).

     This summary does not address all aspects of U.S. federal income and estate taxation of the notes that may be relevant to you in light of your particular circumstances, nor does it address all of your tax consequences if you are a holder of notes who is subject to special treatment under the U.S. federal income tax laws, such as:

    one of certain financial institutions;

    a tax-exempt entity, including an “individual retirement account” or “Roth IRA” as defined in Code Section 408 or 408A, respectively;

    a dealer in securities;

    a “regulated investment company” as defined in Code Section 851;

    a “real estate investment trust” as defined in Code Section 856;

    a person holding the notes as part of a hedging transaction, straddle, conversion transaction, or integrated transaction, or entering into a “constructive sale” with respect to the notes;

    a U.S. Holder (as defined below) whose functional currency is not the U.S. dollar;

    a trader in securities who elects to apply a mark-to-market method of tax accounting; or

    a partnership or other entity classified as a partnership for U.S. federal income tax purposes.

     This summary is based on the Code, administrative pronouncements, judicial decisions and final, temporary and proposed Treasury regulations as of the date of this product supplement, changes to any of which, subsequent to the date of this product supplement, may affect the tax consequences described herein. You should consult your tax adviser concerning the application of U.S. federal income and estate tax laws to your particular situation (including the possibility of alternative characterizations of the notes), as well as any tax consequences arising under the laws of any state, local or foreign jurisdictions.

   Tax Treatment of the Notes

     The tax consequences of an investment in the notes are unclear. There is no direct legal authority as to the proper U.S. federal income tax characterization of the notes, and we do not intend to request a ruling from the IRS regarding the notes.

     We intend to seek an opinion from Davis Polk & Wardwell, our special tax counsel, which will be based upon the terms of the notes at the time of the relevant offering and certain factual representations to be received from us, regarding the treatment of the notes as an “open transaction” for U.S. federal income tax purposes. Whether Davis Polk & Wardwell expresses an opinion regarding the characterization of the notes will be indicated in the relevant terms supplement. In either case, we and you will agree to treat the notes for U.S. federal income tax purposes as an “open transaction” and not as debt instruments. While other characterizations of the notes could be asserted by the IRS, as discussed below, the following discussion assumes that the notes are treated for U.S. federal income tax purposes as an “open transaction” with respect to the Index and not as debt instruments, unless otherwise indicated.

     We will not attempt to ascertain whether any of the issuers of the Basket Stocks would be treated as “passive foreign investment companies” (“PFICs”) within the meaning of Section 1297 of the Code or as “U.S. real property holding corporations” (“USRPHCs”) within the meaning of Section 897 of the Code (“FIRPTA”). If any of the issuers of the Basket Stocks were so treated, certain adverse U.S. federal income tax consequences might apply, to a U.S. holder in the case of a PFIC and to a non-U.S. holder in the case of a USRPHC, upon the sale, exchange or retirement of a note. You should refer to information filed with the SEC or another governmental authority by the issuers of the Basket Stocks and consult your tax adviser regarding the possible consequences to you if any of the issuers of the Basket Stocks are or become PFICs or USRPHCs. In addition, the relevant terms supplement for notes linked to certain Basket Stocks may include further disclosure regarding these or other issues.

   Tax Consequences to U.S. Holders

     You are a “U.S. Holder” if you are a beneficial owner of notes for U.S. federal income tax purposes that is:

    a citizen or resident of the United States;

    a corporation, or other entity taxable as a corporation, created or organized in or under the laws of the United States or any political subdivision thereof; or

    an estate or trust the income of which is subject to U.S. federal income taxation regardless of its source.

   Tax Treatment of the Notes

     Tax Treatment Prior to Maturity. You should not recognize taxable income or loss over the term of the notes prior to maturity, other than pursuant to a sale, exchange or redemption as described below.

     Sale, Exchange or Redemption of the Notes. Upon a sale or exchange of a note (including redemption of the notes at maturity), you should recognize capital gain or loss equal to the difference between the amount realized on the sale, exchange or redemption and your tax basis in the note, which should equal the amount you paid to acquire the note. This gain or loss should be long-term capital gain or loss if you have held the note for more than one year at that time. The deductibility of capital losses, however, is subject to limitations.

   Possible Alternative Tax Treatments of an Investment in the Notes

     Due to the absence of authorities that directly address the proper characterization of the notes and because we are not requesting a ruling from the IRS with respect to the notes, no assurance can be given that the IRS will accept, or that a court will uphold, the characterization and tax treatment of the notes described above. If the IRS were successful in asserting an alternative characterization or treatment of the notes, the timing and character of income on the notes could differ materially from our description herein. For example, the IRS might treat the notes as debt instruments issued by us, in which event the taxation of the notes would be governed by certain Treasury regulations relating to the taxation of “contingent payment debt instruments” if the term of the notes from issue to maturity (including the last possible date that the notes could be outstanding) is more than one year. In this event, regardless of whether you are an accrual-method or cash-method taxpayer, you would be required to accrue into income original issue discount, or “OID,” on the notes at our “comparable yield” for similar noncontingent debt, determined at the time of the issuance of the notes, in each year that you hold the notes (even though you may not receive any cash with respect to the notes during the term of the notes) and any gain recognized at expiration or upon sale or other disposition of the notes would generally be treated as ordinary income. Additionally, if you were to recognize a loss above certain thresholds, you could be required to file a disclosure statement with the IRS.

     Other alternative U.S. federal income tax characterizations of the notes might also require you to include amounts in income during the term of the notes and/or might treat all or a portion of the gain or loss on the sale or settlement of the notes as ordinary income or loss or as short-term capital gain or loss, without regard to how long you held the notes. In addition, on December 7, 2007, Treasury and the IRS released a notice requesting comments on the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments. The notice focuses in particular on whether to require holders of these instruments to accrue income over the term of their investment. It also asks for comments on a number of related topics, including the character of income or loss with respect to these instruments; the relevance of factors such as the nature of the underlying property to which the instruments are linked and whether these instruments are or should be subject to the “constructive ownership” regime, which very generally can operate to recharacterize certain long-term capital gain as ordinary income that is subject to an interest charge. While the notice requests comments on appropriate transition rules and effective dates, any Treasury regulations or other guidance, promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the notes, possibly with retroactive effect. Accordingly, you should consult your tax adviser regarding the U.S. federal income tax consequences of an investment in the notes, including possible alternative treatments and the issues presented by this notice.

Tax Consequences to Non-U.S. Holders

     You are a “Non-U.S. Holder” if you are a beneficial owner of notes for U.S. federal income tax purposes that is:

    a nonresident alien individual;

    a foreign corporation; or

    a foreign estate or trust.

     You are not a Non-U.S. Holder for the purposes of this discussion if you are an individual present in the United States for 183 days or more in the taxable year of disposition. In this case, you should consult your tax adviser regarding the U.S. federal income tax consequences of the sale, exchange or other disposition of a note (including redemption of the notes at maturity).

     If you are a Non-U.S. Holder of the notes and if the characterization of your purchase and ownership of the notes as an open transaction is respected, any payments on the notes should not be subject to U.S. federal income or withholding tax, except that gain from the sale or exchange of the notes or their cash settlement at maturity may be subject to U.S. federal income tax if this gain is effectively connected with your conduct of a trade or business in the United States. However, among the issues addressed in the notice described above in “Certain U.S. Federal Income Tax Consequences — Possible Alternative Tax Treatments of an Investment in the Notes” is the degree, if any, to which income with respect to instruments such as the notes should be subject to U.S. withholding tax. It is possible that any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the withholding tax consequences of an investment in the notes, possibly with retroactive effect.

     If the notes were recharacterized as indebtedness, any payments or accruals on the notes nonetheless would not be subject to U.S. withholding tax, provided generally that the certification requirement described in the next sentence has been fulfilled and neither the payments on the notes nor any gain realized on a sale, exchange or other disposition of notes (including redemption of the notes at maturity) is effectively connected with your conduct of a trade or business in the United States. Because the characterization of the notes is unclear, payments made to you with respect to the notes may be withheld upon at a rate of 30% unless you certify on IRS Form W-8BEN, under penalties of perjury, that you are not a U.S. person and provide your name and address or otherwise satisfy applicable documentation requirements.

     If you are engaged in a trade or business in the United States, and if payments on the notes are effectively connected with your conduct of that trade or business, although exempt from the withholding tax discussed above, you will generally be taxed in the same manner as a U.S. Holder, except that you will be required to provide a properly executed IRS Form W-8ECI in order to claim an exemption from withholding. If this paragraph applies to you, you should consult your tax adviser with respect to other U.S. tax consequences of the ownership and disposition of the notes, including the possible imposition of a 30% branch profits tax if you are a corporation.

   Backup Withholding and Information Reporting

     You may be subject to information reporting, and may also be subject to backup withholding at the rates specified in the Code on the amounts paid to you, unless you provide proof of an applicable exemption or a correct taxpayer identification number and otherwise comply with applicable requirements of the backup withholding rules. If you are a Non-U.S. Holder, you will not be subject to backup withholding if you comply with the certification procedures described in the preceding paragraphs. Amounts withheld under the backup withholding rules are not additional taxes and may be refunded or credited against your U.S. federal income tax liability, provided the required information is furnished to the IRS.

   Federal Estate Tax

     Individual Non-U.S. Holders, and entities the property of which is potentially includible in those individuals’ gross estates for U.S. federal estate tax purposes (for example, a trust funded by such an individual and with respect to which the individual has retained certain interests or powers), should note that, absent an applicable treaty benefit, a note is likely to be treated as U.S. situs property, subject to U.S. federal estate tax. These individuals and entities should consult their tax advisers regarding the U.S. federal estate tax consequences of investing in a note.

     THE TAX CONSEQUENCES TO YOU OF OWNING THE NOTES ARE UNCLEAR. YOU SHOULD CONSULT YOUR TAX ADVISER REGARDING THE TAX CONSEQUENCES OF PURCHASING, OWNING AND DISPOSING OF THE NOTES, INCLUDING THE TAX CONSEQUENCES UNDER STATE, LOCAL, FOREIGN AND OTHER TAX LAWS AND THE POSSIBLE EFFECTS OF CHANGES IN U.S. FEDERAL OR OTHER TAX LAWS.

UNDERWRITING

     Under the terms and subject to the conditions contained in the Master Agency Agreement entered into between JPMorgan Chase & Co. and J.P. Morgan Securities Inc. as agent (an “Agent” or “JPMSI”), and certain other agents that may be party to the Master Agency Agreement, as amended or supplemented, from time to time (each an “Agent” and collectively with JPMSI, the “Agents”), each Agent participating in an offering of notes, acting as principal for its own account, has agreed to purchase, and we have agreed to sell, the principal amount of notes set forth on the cover page of the relevant terms supplement. Each such Agent proposes initially to offer the notes directly to the public at the public offering price set forth on the cover page of the relevant terms supplement. JPMSI will allow a concession to other dealers, or we may pay other fees, in the amount set forth on the cover page of the relevant terms supplement. After the initial offering of the notes, the Agents may vary the offering price and other selling terms from time to time.

     We own, directly or indirectly, all of the outstanding equity securities of JPMSI. The underwriting arrangements for this offering comply with the requirements of NASD Rule 2720 regarding a FINRA member firm’s underwriting of securities of an affiliate. In accordance with NASD Rule 2720, no underwriter may make sales in this offering to any discretionary account without the prior written approval of the customer.

     JPMSI or another Agent may act as principal or agent in connection with offers and sales of the notes in the secondary market. Secondary market offers and sales will be made at prices related to market prices at the time of such offer or sale; accordingly, the Agents or a dealer may change the public offering price, concession and discount after the offering has been completed.

     In order to facilitate the offering of the notes, JPMSI may engage in transactions that stabilize, maintain or otherwise affect the price of the notes. Specifically, JPMSI may sell more notes than it is obligated to purchase in connection with the offering, creating a naked short position in the notes for its own account. JPMSI must close out any naked short position by purchasing the notes in the open market. A naked short position is more likely to be created if JPMSI is concerned that there may be downward pressure on the price of the notes in the open market after pricing that could adversely affect investors who purchase in the offering. As an additional means of facilitating the offering, JPMSI may bid for, and purchase, notes in the open market to stabilize the price of the notes. Any of these activities may raise or maintain the market price of the notes above independent market levels or prevent or retard a decline in the market price of the notes. JPMSI is not required to engage in these activities, and may end any of these activities at any time.

     No action has been or will be taken by us, JPMSI or any dealer that would permit a public offering of the notes or possession or distribution of this product supplement no. 133-I or the accompanying prospectus supplement, prospectus or terms supplement, other than in the United States, where action for that purpose is required. No offers, sales or deliveries of the notes, or distribution of this product supplement no. 133-I or the accompanying prospectus supplement, prospectus or terms supplement or any other offering material relating to the notes, may be made in or from any jurisdiction except in circumstances which will result in compliance with any applicable laws and regulations and will not impose any obligations on us, the Agents or any dealer.

     Each Agent has represented and agreed, and each dealer through which we may offer the notes has represented and agreed, that it (i) will comply with all applicable laws and regulations in force in each non-U.S. jurisdiction in which it purchases, offers, sells or delivers the notes or possesses or distributes this product supplement no. 133-I and the accompanying prospectus supplement, prospectus and terms supplement and (ii) will obtain any consent, approval or permission required by it for the purchase, offer or sale by it of the notes under the laws and regulations in force in each non-U.S. jurisdiction to which it is subject or in which it makes purchases, offers or sales of the notes. We shall not have responsibility for any Agent’s or any dealer’s compliance with the applicable laws and regulations or obtaining any required consent, approval or permission. For additional information regarding selling restrictions, please see “Notice to Investors” in this product supplement.

     Unless otherwise specified in the relevant terms supplement, the settlement date for the notes will be the third business day following the pricing date (which is referred to as a “T+3” settlement cycle).

NOTICE TO INVESTORS

     We are offering to sell, and are seeking offers to buy, the notes only in jurisdictions where offers and sales are permitted. Neither this product supplement no. 133-I nor the accompanying prospectus supplement, prospectus or terms supplement constitutes an offer to sell, or a solicitation of an offer to buy, any notes by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation. Neither the delivery of this product supplement no. 133-I nor the accompanying prospectus supplement, prospectus or terms supplement nor any sale made hereunder implies that there has been no change in our affairs or that the information in this product supplement no. 133-I and accompanying prospectus supplement, prospectus and terms supplement is correct as of any date after the date hereof.

     You must (i) comply with all applicable laws and regulations in force in any jurisdiction in connection with the possession or distribution of this product supplement no. 133-I and the accompanying prospectus supplement, prospectus and terms supplement and the purchase, offer or sale of the notes and (ii) obtain any consent, approval or permission required to be obtained by you for the purchase, offer or sale by you of the notes under the laws and regulations applicable to you in force in any jurisdiction to which you are subject or in which you make such purchases, offers or sales; neither we nor the agents shall have any responsibility therefor.

Argentina

     The notes have not been and will not be authorized by the Comisión Nacional de Valores (the “CNV”) for public offer in Argentina and therefore may not be offered or sold to the public at large or to sectors or specific groups thereof by any means, including but not limited to personal offerings, written materials, advertisements, the internet or the media, in circumstances which constitute a public offering of securities under Argentine Law No. 17,811, as amended (the “Argentine Public Offering Law”).

     The Argentine Public Offering Law does not expressly recognize the concept of private placement. Notwithstanding the foregoing, pursuant to the general rules on public offering and the few existing judicial and administrative precedents, the following private placement rules have been outlined:

(i)	target investors should be qualified or sophisticated investors, capable of understanding the risk of the proposed investment.

(ii)	investors should be contacted on an individual, direct and confidential basis, without using any type of massive means of communication.

(iii)	the number of contacted investors should be relatively small.

(iv)	investors should receive complete and precise information on the proposed investment.

(v)	any material, brochures, documents, etc, regarding the investment should be delivered in a personal and confidential manner, identifying the name of the recipient.

(vi)	the documents or information mentioned in item (v) should contain a legend or statement expressly stating that the offer is a private offer not subject to the approval or supervision of the CNV, or any other regulator in Argentina.

(vii)	the aforementioned documents or materials should also contain a statement prohibiting the re-sale or re-placement of the relevant securities within the Argentine territory or their sale through any type of transaction that may constitute a public offering of securities pursuant to Argentine law.

The Bahamas

     The notes have not been and shall not be offered or sold in or into The Bahamas except in circumstances that do not constitute a ‘public offering’ according to the Securities Industry Act, 1999.

     The offer of the notes, directly or indirectly, in or from within The Bahamas may only be made by an entity or person who is licensed as a Broker Dealer by the Securities Commission of The Bahamas.

     Persons deemed “resident” in The Bahamas pursuant to the Exchange Control Regulations, 1956 must receive the prior approval of the Central Bank of The Bahamas prior to accepting an offer to purchase any notes.

Bermuda

     This product supplement no. 133-I and the accompanying prospectus supplement, prospectus and terms supplement have not been registered or filed with any regulatory authority in Bermuda. The offering of the notes pursuant to this product supplement no. 133-I and the accompanying prospectus supplement, prospectus and any terms supplement to persons resident in Bermuda is not prohibited, provided we are not thereby carrying on business in Bermuda.

Brazil

     The notes have not been and will not be registered with the “Comissão de Valores Mobiliários” – the Brazilian Securities and Exchange Commission (“CVM”) and accordingly, the notes may not and will not be sold, promised to be sold, offered, solicited, advertised and/or marketed within the Federal Republic of Brazil, except in circumstances that cannot be construed as a public offering or unauthorized distribution of securities under Brazilian laws and regulations. The notes are not being offered into Brazil. Documents relating to an offering of the notes, as well as the information contained herein and therein, may not be supplied or distributed to the public in Brazil nor be used in connection with any offer for subscription or sale of the notes to the public in Brazil.

British Virgin Islands

     The notes may not be offered in the British Virgin Islands unless we or the person offering the notes on our behalf is licensed to carry on business in the British Virgin Islands. We are not licensed to carry on business in the British Virgin Islands. The notes may be offered to British Virgin Islands “business companies” (from outside the British Virgin Islands) without restriction. A British Virgin Islands “business company” is a company formed under or otherwise governed by the BVI Business Companies Act, 2004 (British Virgin Islands).

Cayman Islands

     This product supplement no. 133-I and the accompanying prospectus supplement, prospectus and terms supplement, and the notes offered hereby and thereby have not been, and will not be, registered under the laws and regulations of the Cayman Islands, nor has any regulatory authority in the Cayman Islands passed comment upon or approved the accuracy or adequacy of this product supplement no. 133-I and the accompanying prospectus supplement, prospectus and terms supplement. The notes have not been, and will not be, offered or sold, directly or indirectly, in the Cayman Islands.

Chile

     None of the Agents, we or the notes have been registered with the Superintendencia de Valores y Seguros de Chile (Chilean Securities and Insurance Commission) pursuant to Ley No. 18,045 de Mercado de Valores (the “Chilean Securities Act”), as amended, of the Republic of Chile and, accordingly, the notes have not been and will not be offered or sold within Chile or to, or for the account of benefit of persons in Chile except in circumstances which have not resulted and will not result in a public offering and/or securities intermediation in Chile within the meaning of the Chilean Securities Act.

     None of the Agents is a bank or a licensed broker in Chile, and therefore each Agent has not and will not conduct transactions or any business operations in any of such qualities, including the marketing, offer and sale of the notes, except in circumstances which have not resulted and will not result in a “public offering” as such term is defined in Article 4 of the Chilean Securities Act, and/or have not resulted and will not result in the intermediation of securities in Chile within the meaning of Article 24 of the Chilean Securities Act and/or the breach of the brokerage restrictions set forth in Article 39 of Decree with Force of Law No. 3 of 1997.

     The notes will only be sold to specific buyers, each of which will be deemed upon purchase:

(i)	to be a financial institution and/or an institutional investor or a qualified investor with such knowledge and experience in financial and business matters as to be capable of evaluating the risks and merits of an investment in the notes;

(ii)	to agree that it will only resell the notes in the Republic of Chile in compliance with all applicable laws and regulations; and that it will deliver to each person to whom the notes are transferred a notice substantially to the effect of this selling restriction;

(iii)	to acknowledge receipt of sufficient information required to make an informed decision whether or not to invest in the notes; and

(iv)	to acknowledge that it has not relied upon advice from any Agent and/or us, or its or our respective affiliates, regarding the determination of the convenience or suitability of notes as an investment for the buyer or any other person; and has taken and relied upon independent legal, regulatory, tax and accounting advice.

Colombia

     The notes have not been and will not be registered in the National Securities Registry of Colombia (Registro Nacional de Valores y Emisores) kept by the Colombian Financial Superintendency (Superintendencia Financiera de Colombia) or in the Colombian Stock Exchange (Bolsa de Valores de Colombia).

     Therefore, the notes shall not be marketed, offered, sold or distributed in Colombia or to Colombian residents in any manner that would be characterized as a public offering, as such is defined in article 1.2.1.1 of Resolution 400, issued on May 22, 1995 by the Securities Superintendency General Commission (Sala General de la Superintendencia de Valores), as amended from time to time.

     If the notes are to be marketed within Colombian territory or to Colombian residents, regardless of the number of persons to which said marketing is addressed to, any such promotion or advertisement of the notes must be made through a local financial entity, a representative’s office, or a local correspondent, in accordance with Decree 2558, issued on June 6, 2007 by the Ministry of Finance and Public Credit of Colombia, as amended from time to time.

     Therefore, the notes should not be marketed within Colombian territory or to Colombian residents, by any given means, that may be considered as being addressed to an indeterminate number of persons or to more than ninety-nine (99) persons, including but not limited to: (i) any written material or other means of communication, such as subscription lists, bulletins, pamphlets or advertisements; (ii) any offer or sale of the notes at offices or branches open to the public; (iii) use of any oral or written advertisements, letters, announcements, notices or any other means of communication that may be perceived to be addressed to an indeterminate number of persons for the purpose of marketing and/or offering the notes; or (iv) use (a) non-solicited emails or (b) email distributions lists to market the notes.

El Salvador

     The notes may not be offered to the general public in El Salvador, and according to Article 2 of the Ley de Mercado de Valores (Securities Market Law) of the Republic of El Salvador, Legislative Decree number 809 dated 16 February 1994, published on the Diario Oficial (Official Gazette) number 73-BIS, Number 323, dated 21 April 1994, and in compliance with the aforementioned regulation, each Agent has represented and agreed that it will not make an invitation for subscription or purchase of the notes to indeterminate individuals, nor will it make known this product supplement no. 133-I and the accompanying prospectus supplement, prospectus and terms supplement in the territory of El Salvador through any mass media communication such as television, radio, press, or any similar medium, other than publications of an international nature that are received in El Salvador, such as internet access or foreign cable advertisements, which are not directed to the Salvadoran public. The offering of the notes has not been registered with an authorized stock exchange in the Republic of El Salvador. Any negotiation for the purchase or sale of notes in the Republic of El Salvador shall only be negotiated on an individual basis with determinate individuals or entities in strict compliance with the aforementioned Article 2 of the Salvadoran Securities Market Law, and shall in any event be effected in accordance with all securities, tax and exchange control of the Dominican Republic, Central America, and United States Free Trade Agreements, and other applicable laws or regulations of the Republic of El Salvador.

European Economic Area

     In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”), each Agent has represented and agreed that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the “Relevant Implementation Date”) it has not made and will not make an offer of notes which are the subject of the offering contemplated by this product supplement no. 133-I and the accompanying prospectus supplement to the public in that Relevant Member State prior to the publication of a prospectus in relation to the notes which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive except that it may, with effect from and including the Relevant Implementation Date, make an offer of such notes to the public in that Relevant Member State:

(a)     at any time to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

(b)     at any time to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than €43,000,000; and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts;

(c)     to fewer than 100 natural or legal persons (other than qualified investors as defined in the Prospectus Directive) subject to obtaining the prior consent of the Agent; or

(d)     at any time in any other circumstances which do not require the publication by us of a prospectus pursuant to Article 3 of the Prospectus Directive.

     For the purposes of this provision, the expression an “offer of notes to the public” in relation to any notes in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the notes to be offered so as to enable an investor to decide to purchase or subscribe the notes, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State and the expression “Prospectus Directive” means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

     This European Economic Area selling restriction is in addition to any other selling restrictions set out herein.

Hong Kong

     The notes may not be offered or sold in Hong Kong, by means of any document, other than to persons whose ordinary business it is to buy or sell shares or debentures, whether as principal or agent, or in circumstances that do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap. 32) of Hong Kong. Each Agent has not issued and will not issue any advertisement, invitation or document relating to the notes, whether in Hong Kong or elsewhere, which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to notes which are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571) of Hong Kong and any rules made thereunder.

Jersey

     Each Agent has represented to and agreed with us that it will not circulate in Jersey any offer for subscription, sale or exchange of any notes which would constitute an offer to the public for the purposes of Article 8 of the Control of Borrowing (Jersey) Order 1958.

Mexico

     The notes have not been, and will not be, registered with the Mexican National Registry of Securities maintained by the Mexican National Banking and Securities Commission nor with the Mexican Stock Exchange and therefore, may not be offered or sold publicly in the United Mexican States. This product supplement no. 133-I and the accompanying prospectus supplement, prospectus and terms supplement may not be publicly distributed in the United Mexican States. The notes may be privately placed in Mexico among institutional and qualified investors, pursuant to the private placement exemption set forth in Article 8 of the Mexican Securities Market Law.

The Netherlands

     An offer to the public of any notes which are the subject of the offering and placement contemplated by this product supplement no. 133-I and the accompanying prospectus supplement, prospectus and terms supplement may not be made in The Netherlands and each Agent has represented and agreed that it has not made and will not make an offer of such notes to the public in The Netherlands, unless such an offer is made exclusively to one or more of the following categories of investors in accordance with the Dutch Financial Markets Supervision Act (Wet op het financieel toezicht, the “FMSA”):

1.     Regulated Entities: (a) any person or entity who or which is subject to supervision by a regulatory authority in any country in order to lawfully operate in the financial markets (which includes: credit institutions, investment firms, financial institutions, insurance companies, collective investment schemes and their management companies, pension funds and their management companies, commodity dealers) (“Supervised Entities”); and (b) any person or entity who or which engages in a regulated activity on the financial markets but who or which is not subject to supervision by a regulatory authority because it benefits from an exemption or dispensation (“Exempt Entities”);

2.     Investment Funds and Entities: any entity whose corporate purpose is solely to invest in securities (which includes, without limitation, hedge funds);

3.     Governmental institutions: the Dutch State, the Dutch Central Bank, Dutch regional, local or other decentralized governmental institutions, international treaty organizations and supranational organizations;

4.     Self-certified Small and Medium-Sized Enterprises (“SMEs”): any company having its registered office in The Netherlands which does not meet at least two of the three criteria mentioned in (6) below and which has (a) expressly requested the Netherlands Authority for the Financial Markets (the “AFM”) to be considered as a qualified investor, and (b) been entered on the register of qualified investors maintained by the AFM;

5.     Self-certified Natural Persons: any natural person who is resident in The Netherlands if this person meets at least two (2) of the following criteria:

(i)	the investor has carried out transactions of a significant size on securities markets at an average frequency of, at least, ten (10) per quarter over the previous four (4) quarters;

(ii)	the size of the investor’s securities portfolio exceeds €500,000;

(iii)	the investor works or has worked for at least one (1) year in the financial sector in a professional position which requires knowledge of investment in securities,

provided this person has:

(a)	expressly requested the AFM to be considered as a qualified investor; and

(b)	been entered on the register of qualified investors maintained by the AFM;

6.     Large Enterprises: any company or legal entity which meets at least two of the following three criteria according to its most recent consolidated or non-consolidated annual accounts:

(a)	an average number of employees during the financial year of at least 250;

(b)	total assets of at least €43,000,000; or

(c)	an annual net turnover of at least €50,000,000.

7.     Discretionary individual portfolio managers: any portfolio manager in The Netherlands who or which purchases the notes for the account of clients who are not Qualified Investors on the basis of a contract of agency that allows for making investment decisions on the client’s behalf without specific instructions of or consultation with any such client;

8.     Minimum consideration: any person or entity for a minimum consideration of €50,000 or more (or equivalent in foreign currency) for each offer of notes; or

9.     Fewer than 100 Offerees: fewer than 100 natural or legal persons (other than Qualified Investors).

     For the purposes of this provision, the expression:

(a)	an “offer to the public” in relation to any notes means making a sufficiently determined offer as meant in Section 217(1) of Book 6 of the Dutch Civil Code (Burgerlijk Wetboek) addressed to more than one person to conclude a contract to purchase or otherwise acquire notes, or inviting persons to make an offer in respect of such notes;

(b)	“Qualified Investors” means the categories of investors listed under (1) up to and including (6) above.

     Zero Coupon Notes may not, directly or indirectly, as part of their initial distribution (or immediately thereafter) or as part of any re-offering be offered, sold, transferred or delivered in The Netherlands. For purposes of this paragraph “Zero Coupon Notes” are notes (whether in definitive or in global form) that are in bearer form and that constitute a claim for a fixed sum against us and on which interest does not become due prior to maturity or on which no interest is due whatsoever.

Panama

     The notes have not been and will not be registered with the National Securities Commission of the Republic of Panama under Decree Law No. 1 of July 8, 1999 (the “Panamanian Securities Law”) and may not be publicly offered or sold within Panama, except in certain limited transactions exempt from the registration requirements of the Panamanian Securities Law. The notes do not benefit from the tax incentives provided by the Panamanian Securities Law and are not subject to regulation or supervision by the National Securities Commission of the Republic of Panama.

Peru

     The notes have been and will be offered only to institutional investors (as defined by the Peruvian Securities Market Law – “Ley de Mercado de Valores” enacted by Legislative Decree No. 861 – Unified Text of the Law approved by Supreme Decree No. 093-2002-EF) and not to the public in general or a segment of it. The placement of the notes shall comply with article 5 of the Peruvian Securities Market Law.

Singapore

     Neither this product supplement no. 133-I nor the accompanying prospectus supplement, prospectus or terms supplement has been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this product supplement no. 133-I, the accompanying prospectus supplement, prospectus or terms supplement, and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the notes may not be circulated or distributed, nor may the notes be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”), (ii) to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Switzerland

     The notes have not been and will not be offered or sold, directly or indirectly, to the public in Switzerland, and this product supplement no. 133-I and the accompanying prospectus supplement, prospectus and terms supplement do not constitute a public offering prospectus as that term is understood pursuant to article 652a or article 1156 of the Swiss Federal Code of Obligations.

     We have not applied for a listing of the notes on the SWX Swiss Exchange or on any other regulated securities market and, consequently, the information presented in this product supplement no. 133-I and the accompanying prospectus supplement, prospectus and terms supplement does not necessarily comply with the information standards set out in the relevant listing rules.

     The notes do not constitute a participation in a collective investment scheme in the meaning of the Swiss Federal Act on Collective Investment Schemes and are not licensed by the Swiss Federal Banking Commission. Accordingly, neither the notes nor holders of the notes benefit from protection under the Swiss Federal Act on Collective Investment Schemes or supervision by the Swiss Federal Banking Commission.

United Kingdom

     Each Agent has represented and agreed that:

     (a) it is a person whose ordinary activities involve it in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of its business and (ii) it has not offered or sold and will not offer or sell the notes other than to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or as agent) for the purposes of their businesses or who it is reasonable to expect will acquire, hold, manage or dispose of investments (as principal or agent) for the purposes of their businesses where the issue of the notes would otherwise constitute a contravention of Section 19 of the Financial Services and Markets Act 2000 (the “FSMA”)) by the Issuer;

     (b) it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) received by it in connection with the issue or sale of the notes in circumstances in which Section 21(1) of the FSMA does not apply to us; and

     (c) it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the notes in, from or otherwise involving the United Kingdom.

Uruguay

     The offering of notes in Uruguay constitutes a private offering and each Agent has agreed that the notes and us will not be registered with the Central Bank of Uruguay pursuant to section 2 of Uruguayan law 16.749.

Venezuela

     The notes comprising this offering have not been registered with the Venezuelan National Securities Commission (Comisión Nacional de Valores) and are not being publicly offered in Venezuela. No document related to the offering of the notes shall be interpreted to constitute a public offer of securities in Venezuela. This document has been sent exclusively to clients of the Agents and the information contained herein is private, confidential and for the exclusive use of the addressee. Investors wishing to acquire the notes may use only funds located outside of Venezuela, which are not of mandatory sale to the Central Bank of Venezuela (Banco Central de Venezuela) or are not otherwise subject to restrictions or limitations under the exchange control regulation currently in force in Venezuela.

BENEFIT PLAN INVESTOR CONSIDERATIONS

     A fiduciary of a pension, profit-sharing or other employee benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), including entities such as collective investment funds, partnerships and separate accounts whose underlying assets include the assets of such plans (collectively, “ERISA Plans”) should consider the fiduciary standards of ERISA in the context of the ERISA Plans’ particular circumstances before authorizing an investment in the notes. Among other factors, the fiduciary should consider whether the investment would satisfy the prudence and diversification requirements of ERISA and would be consistent with the documents and instruments governing the ERISA Plan.

     Section 406 of ERISA and Section 4975 of the Code prohibit ERISA Plans, as well as individual retirement accounts and Keogh plans subject to Section 4975 of the Code (together with ERISA Plans, “Plans”), from engaging in certain transactions involving the “plan assets” with persons who are “parties in interest” under ERISA or “disqualified persons” under the Code (in either case, “Parties in Interest”) with respect to such Plans. As a result of our business, we are a Party in Interest with respect to many Plans. Where we are a Party in Interest with respect to a Plan (either directly or by reason of ownership of our subsidiaries), the purchase and holding of the notes by or on behalf of the Plan would be a prohibited transaction under Section 406 of ERISA and Section 4975 of the Code, unless exemptive relief were available under an applicable exemption (as described below).

     Certain prohibited transaction class exemptions (“PTCEs”) issued by the U.S. Department of Labor may provide exemptive relief for direct or indirect prohibited transactions resulting from the purchase or holding of the notes. Those class exemptions are PTCE 96-23 (for certain transactions determined by in-house asset managers), PTCE 95-60 (for certain transactions involving insurance company general accounts), PTCE 91-38 (for certain transactions involving bank collective investment funds), PTCE 90-1 (for certain transactions involving insurance company separate accounts), and PTCE 84-14 (for certain transactions determined by independent qualified asset managers). In addition, ERISA Section 408(b)(l7) provides a limited exemption for the purchase and sale of the notes and the related lending transactions, provided that neither the issuer of the notes nor any of its affiliates have or exercise any discretionary authority or control or render any investment advice with respect to the assets of any Plan involved in the transaction and provided further that the Plan pays no more than adequate consideration in connection with the transaction (the so-called “service provider exemption”).

     Accordingly, the notes may not be purchased or held by any Plan, any entity whose underlying assets include “plan assets” by reason of any Plan’s investment in the entity (a “Plan Asset Entity”) or any person investing “plan assets” of any Plan, unless such purchaser or holder is eligible for the exemptive relief available under PTCE 96-23, 95-60, 91-38, 90-1 or 84-14 or the service-provider exemption or there is some other basis on which the purchase and holding of the notes is not prohibited. Each purchaser or holder of the notes or any interest therein will be deemed to have represented by its purchase of the notes that (a) its purchase and holding of the notes is not made on behalf of or with “plan assets” of any Plan or (b) its purchase and holding of the notes will not result in a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code.

     Employee benefit plans that are governmental plans (as defined in Section 3(32) of ERISA), certain church plans (as defined in Section 3(33) of ERISA) and non-U.S. plans (as described in Section 4(b)(4) of ERISA) are not subject to these “prohibited transaction” rules of ERISA or Section 4975 of the Code, but may be subject to similar rules under other applicable laws or documents (“Similar Laws”). Accordingly, each purchaser or holder of the notes shall be required to represent (and deemed to have represented by its purchase of the notes) that such purchase and holding is not prohibited under applicable Similar Laws.

     Due to the complexity of the applicable rules, it is particularly important that fiduciaries or other persons considering purchasing the notes on behalf of or with “plan assets” of any Plan consult with their counsel regarding the relevant provisions of ERISA, the Code or any Similar Laws and the availability of exemptive relief.

     Each purchaser and holder of the notes has exclusive responsibility for ensuring that its purchase and holding of the notes does not violate the fiduciary or prohibited transaction rules of ERISA, the Code or any Similar Laws. The sale of any notes to any Plan or plan subject to Similar Laws is in no respect a representation by us or any of our affiliates or representatives that such an investment meets all relevant legal requirements with respect to investments by such plans generally or any particular plan, or that such an investment is appropriate for plans generally or any particular plan.